OCTOBER 3, 2001

                                 Michael Peirce,
                                   Alex Peirce
                              Mentor Capital Ltd.,
                                   Dave Nelson
                                   David Smyth
                                  Joe Stockton

                             (collectively, Seller)

                                      -and-

                             Gentner Ventures, Inc.

                                (the "Purchaser")

                                      -and-
                       Gentner Communications Corporation

                                   ("Gentner")

                            SHARE PURCHASE AGREEMENT
                                   relating to


                               IVRON SYSTEMS, LTD.

                                   ("Company")

AGREEMENT made the   3rd day of  October 3, 2001

BETWEEN

1. Michael Peirce, Mentor Capital Ltd., Alex Peirce, Dave Nelson, David Smyth, Joe Stockton (collectively, the "Seller");

     and

2. Gentner Ventures, Inc. ("Purchaser"), a company organized under the laws of the State of Utah, United States, having its executive office at 1825 Research Way, Salt Lake City, UT 84119,

     and

3. Gentner Communications Corporation, a company organized under the laws of the State of Utah, United States, having its executive office at 1825 Research Way, Salt Lake City, UT 84119, ("Gentner")

BACKGROUND

A. The Seller is the beneficial owner of the entire issued share capital of Ivron Systems, Ltd.("the Company"), particulars of which are set out in
     Part 1 of Schedule 1 and the Company is the beneficial owner (directly or indirectly) of the whole of the issued share capital of Ivron Systems Inc., a Delaware corporation (the "Subsidiaries"), particulars of which are set out in Part 2 of Schedule 1.

B. The Seller as beneficial owner has agreed to sell and Purchaser agreed to purchase the entire issued share capital of the Company from the Seller on the terms and subject to the conditions of this Agreement.

NOW IT IS HEREBY AGREED that in consideration of the mutual covenants, conditions, agreements, warranties and payments hereinafter set forth or provided for the parties hereto respectively covenant with each other as follows:-

1.   DEFINITIONS AND INTERPRETATION

1.1  Defined Terms

     In this Agreement and in the Schedules unless the context otherwise requires or unless otherwise specified:-

     "Adverse  Consequences"
     means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "the Authorisations"
     has the meaning  ascribed to it in and for the  purposes of paragraph 59 of
     Schedule 4;

     "Borrowings"
     means the aggregate principal amount for the time being outstanding of moneys borrowed by the Group Companies including (but not limited to):

     (a) the aggregate amount of all liabilities whatsoever of any body whether corporate or unincorporated (including the Group Companies) which are not otherwise taken into account in this definition but the payment or repayment of which is for the time being guaranteed or wholly or partly secured by or is the subject of an indemnity given by a Group Company;

     (b) the principal amount raised by the Company by accommodation bills or acceptances under any acceptance credit or letter of credit opened on behalf of the Group Companies or by any bank or acceptance house or for which a Group Company is or may be liable in respect of any bill of exchange, promissory note or similar instrument;

     (c) the principal amount (together with any premium payable on redemption or repayment) of any debentures (whether secured or unsecured) of each Group Company;

     (d) the full amount of the installments from time to time outstanding under any hire purchase, leasing, factoring, credit or deferred payment agreement entered into by each Group Company requiring to be paid prior to the date on which the relevant agreement may be terminated without further liability to such company;

     PROVIDED HOWEVER that there shall be excluded from the computation of the foregoing all moneys due to trade creditors in the ordinary and usual of business];

     "Business  Day"
     means a day (other than a Saturday or a Sunday) on which banks are open for business in Dublin and New York;

     "Completion"
     means completion of the matters relating to the sale and purchase of the Shares hereunder pursuant to clause 5, contemplated to occur on October 4, 2001_, or such other date as mutually agreed by parties, at which time the closing of the transaction contemplated by this Agreement shall occur;

     "Connected  Person"
     means a person connected with a director of any Group Company for the purposes of Section 26 of the Companies Act, 1990;

     "Consideration"
     means the consideration for the sale of the shares as stated in clause 2.3;


     "Directors"
     means the following persons, whose names and addresses are set forth on the Disclosure Letter

     "Disclosure Letter"
     means the letter of today's date and its annexures from the Seller's Solicitors to the Purchaser's Solicitors expressed to be a disclosure letter for the purposes of this Agreement;

     "Deed of Indemnity"
     means the deed of indemnity in the form set out in Schedule 2 to be entered into on Completion by the parties hereto in accordance with the terms of this Agreement.

     "Encumbrance"
     means:

     (a)  any adverse claim or right or third party right;

     (b)  any equity;

     (c) any mortgage, charge (whether fixed or floating), lease, assignment, hypothecation, pledge, lien, option, right of pre-emption or right to acquire or right to restrict or any other form of security interest or right or interest or encumbrance of whatsoever nature or any obligation (including any conditional obligation) to create any of the same;

     "Environment"
     means:-

     (a)  any and all buildings, structures, fixtures, fittings,  appurtenances,
          pipes,  conduits,   valves,  drains,   servers,   tanks,  vessels  and
          containers whether above or below ground level; and

     (b) all or any of the following media namely the air (including without limitation the air within buildings and the air within other natural or non-made structures above or below ground), water and land and any living organisms or systems supported by those media;


     "Examiner"
     means an Examiner appointed under Section 2 of the Companies (Amendment) Act, 1990;

     "the Group"
     means the Company and the Subsidiaries;

     "Group Company" or "Member of the Group" means any of the Company or the Subsidiaries;

     "Insider"
     has the meaning  ascribed to it in and for the  purposes of paragraph 70 of
     Schedule 4;

     "the Last Accounts Date"
     means December 31, 2000;

     "Optionees"
     means those former optionees of the Company as set forth on the Shareholder Matrix;

     "Pension Schemes"
     means all existing pension schemes of or operated by or in relation to the Company, full particulars of which are set out in the Disclosure Letter;

     "Principal Accounts"
     means the audited balance sheet as at the Last Accounts Date and the audited profit and loss account for the financial period ended on the Last Accounts Date of each Group Company, including in the case of the Company the audited consolidated balance sheet as at that date and the audited consolidated profit and loss account for that year and all notes thereto and the Directors' report and Auditors' report and all other documents and statements annexed thereto, copies of which are attached to the Disclosure Letter;

     "Properties"
     means  the  properties  of the  Group  particulars  of which are set out in
     Schedule 3;

     "Purchaser's Solicitors"
     means MASON HAYES & CURRAN, SOLICITORS

     "Relevant Business"
     means the research, development and sale of videoconferencing software and hardware;

     "Relevant Territory"
     means the Republic of Ireland;

     "SDCA"
     means the Stamp Duties Consolidation Act 1999, as amended;

     "the Shares"
     the 5,366,637 fully paid ordinary shares of US$1 each in the capital of the Company, constituting the entire issued share capital of the Company;

     "Taxation"
     means all forms of taxation, duties, imposts, levies, withholding, rates and charges of whatsoever nature whether of Ireland or elsewhere in any part of the world, wherever or whenever created or imposed including, without prejudice to the generality of the foregoing, income tax, corporation tax, advance corporation tax, capital gains tax, capital acquisitions tax, inheritance tax, deposit interest retention tax, valued added tax, sales tax, customs and other import and export duties, excise duties, stamp duty, capital duty, wealth tax, property tax, rates, pay related social insurance, health levies, youth employment levies or other similar contributions and generally all taxes, duties, imposts, withholdings, levies, rates and charges whatsoever on or in relation to income, profits, gains, sales, receipts, use or occupation and any taxes, duties, imposts, withholdings, levies, rates and charges supplementing or replacing any of the foregoing and any interest, charges, surcharges, fines, penalties, costs and expenses in connection with any of the foregoing;

     "Taxation Warranties"
     means the warranties contained in Part II of Schedule 4 hereto;

     "TCA"
     means the Taxes Consolidation Act 1997, as amended;

     "Warranties"
     means the representations, warranties and undertakings as referred to in clause 7.1 through 7.10 and set out in Schedule 4;

     "Working Hours"
     means 9 a.m. to 5.30 p.m. (local time) on a Business Day.

1.2     Interpretation

     (a) Any reference to a document being "in the approved terms" means in relation to that document, the copy of that document which has been initialed by each Seller and the Purchaser for the purposes of identification only.

     (b) The contents of the Schedules form an integral part of this Agreement and shall have as full effect as if they were incorporated in the body of this Agreement and the expressions "this Agreement" and "the Agreement" as used in any of the Schedules shall mean this Agreement and any reference to "this Agreement" shall be deemed to include the Schedules.

     (c) Headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

     (d) Any reference to a clause, sub-clause, paragraph, subparagraph or schedule shall be a reference to a clause, sub-clause, paragraph, subparagraph or schedule (as the case may be) of this Agreement and any reference in a clause to a sub-clause, paragraph, or subparagraph shall be a reference to a sub-clause, paragraph or subparagraph of the clause, sub-clause or paragraph in which the reference is contained unless it appears from the context that a reference to some other provision is intended.

     (e) Words such as hereunder hereto hereof and herein and other words commencing with "here" shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular section or clause hereof.

     (f) Words denoting any gender include all genders and words denoting the singular include the plural and vice versa.

     (g) Any reference to a person shall be construed so as to include any individual, firm, company, corporation, government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality).

     (h) Any reference to a person includes successors, personal representatives and assigns.

     (i) Any reference to any statutory provision or to any order or regulation shall be construed as a reference to that provision, order or regulation as extended, modified, replaced or re-enacted from time to time (whether before or after the date of this Agreement) and all statutory instruments made thereunder or deriving validity therefrom (whether before or after the date of this Agreement) save that any changes after the date hereof to any such statutory provision, order, regulation or statutory instrument shall not be applicable to the extent that such charge imposes an obligation or increases an obligation on the Purchaser.

     (j) Any reference to any provision of any legislation shall, unless the context clearly indicates to the contrary, be a reference to legislation of Ireland.

     (k) Any statement, representation, warranty or undertaking in this Agreement or the Disclosure Letter which is qualified by the expression "to the best of the knowledge, information and belief of the Seller" or "so far as the Seller is aware" or any similar expression shall be deemed to include a warranty that such statement, representation, warranty or undertaking has been made after reasonable and careful enquiry.

     (l) "Writing" or any similar expression includes transmission by facsimile or comparable means of communication.

     (m) If any action or duty to be taken or performed under any of the provisions of this Agreement would fall to be taken or performed on a day which is not a Business Day, such action or duty shall be taken or performed on the Business Day next following such date.

     (n) All references to time are references to Irish time.

     (o) Time shall be of the essence in this Agreement, both as regards the dates and periods specifically mentioned or any date or period as may be substituted therefor in accordance with this Agreement.

     (p) Any reference to Ireland does not include Northern Ireland.

     2. SALE AND PURCHASE OF SHARES

     2.1 Agreement to sell

     On the terms and subject to the conditions of this Agreement, the Seller, as beneficial owner, shall sell or procure the sale of and Purchaser shall purchase or procure the purchase of the Shares free from all Encumbrances and together with all rights attached or accruing thereto including, without limitation, all dividends and distributions declared made or paid in respect thereof on or after the date of this Agreement. The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with the provisions of this Agreement.

     2.2 Pre-emption Rights

     Each Seller waives all rights of pre-emption over any of the Shares conferred upon it in any way and shall procure that no later than Completion all rights of pre-emption and other similar or comparable rights over and in respect of the Shares conferred upon or held by any other person are waived so as to permit the sale and purchase of such shares hereunder.

     2.3 Consideration

     The Consideration payable by the Purchaser for the Shares shall be as follows:

     (a) the sum of Six Million U.S. Dollars (US$6,000,000) (the "Cash Proceeds") to be paid by electronic fund transfer.

     (b) If and when the conditions set forth in the succeeding paragraphs of this clause 2.3(b) have been met, then promptly thereafter the Purchaser will deliver to the Seller an aggregate of 445,848 shares of Gentner's common stock (as may be adjusted for any split, combination, subdivision, or any other similar adjustment after the date hereof; "July Shares") which shares will be issued to the Sellers as fully paid up shares, as more specifically set forth in the "Shareholder Matrix" delivered by the Sellers to Gentner and the Purchaser as of the Completion.

     (c) As soon as practicable following their issuance, the July Shares will be registered for resale at the expense of Gentner on an applicable registration form, under the Securities Act of 1933 (currently contemplated to be Form S-3). These registration rights are set forth in a Declaration of Registration Rights executed by Gentner for the benefit of the Sellers.

     (d) The July Shares will be issued to the Sellers provided that the following two contingencies have been met:

     (i) Completion of the installed video codec product currently under development by Ivron in accordance with the specification as in existence on the date of Completion (the "Codec"); and

     (ii) Shipments to customers of:

          (1) two hundred (200) units of the commercial Codec and/or the commercial Set-Top video conferencing product (the "Set Top") currently under development in FY 2002 (as opposed to beta versions of such products). The two hundred (200) units can be comprised of any combination of the Installed Codec and the Set Top; and

          (2) twenty five (25) units of any combination of the Installed Codec and Set Top product in FY2003.

     (e) An earn-out of up to maximum of US$18 Million (the "Earn-Out") may be paid in up to two (2) tranches as described in this section 2.3(e).

     (i) The Earn-Out will be paid based on Gentner's fully diluted earnings per share ("EPS") in Gentner's fiscal year 2003 and/or fiscal year 2004, in the "products (audio and video) and conferencing services segments" of Gentner's business. This segment includes all products and services that may be sold to affiliated entities or divisions that are in a separate segment of Gentner. These segments shall be based on SEC reporting practices that are based on business practices of Gentner. The calculation of EPS will not include any shares issued for purposes of acquisition of businesses in other segments of Gentner's business. In addition, it will be assumed that 500,000 shares are issued as part of the July Shares and will be added to the EPS calculation for FY 2003 and FY 2004. Any Earn-Out Shares issued for meeting EPS targets in a particular fiscal year will not be added into a re-calculation of that year's EPS; however, any such shares will be considered issued and outstanding for purposes of the following year's EPS calculation. The Earn-Out if payable will be paid at the earlier of (i) thirty (30) days from the conclusion of the fiscal year annual audit for each relevant fiscal year, or (ii) ninety (90) days from the conclusion of the applicable fiscal year, based on unaudited financial results (due date). The Earn-Out will be paid in cash ("Earn-Out Cash"), or in shares of common stock of Gentner (the "Earn-Out Shares"). The number of Earn-Out Shares to be issued will be calculated using a trading average determined as of the date of issuance, based on the average closing price for the ten trading days prior to two days before the issuance of the shares, and subject to the limitation described in 3.2(f), below. The Earn-Out will be allocated among the Sellers as set forth in the Shareholder Matrix.

     (ii) The Earn-Out Shares will be not be issued with any registration rights.

     (iii) Earn-Out Cash that remains unpaid on the due date, will be subject to interest of one and one-half percent per month until paid. In addition, Earn-Out payable to Seller Mike Peirce will be paid 1/2 as shares and 1/2 as cash unless, in the discretion of Purchaser, Purchaser desires to pay Earn-Out in a ratio of up to 60% - 40% mix of cash and shares, or shares and cash. Such an election can be made by Purchaser at any time prior to a payment or issuance being made. In the event that Mr. Pierce transfers any right to Earn-Out Cash or Earn-Out Shares, as provided elsewhere in this Agreement, the restrictions regarding the ratio of cash and shares shall be assigned with such transfer.

     (iv) The Earn-Out will be paid as set forth below provided that the following conditions must be satisfied:

          (1) If Gentner's EPS for the relevant business segments for fiscal year 2003 is US$1.70 or more, then the full US$18 Million Earn-Out is payable. An additional condition to the payment of earn out is the sale by Gentner in fiscal year 2003 of a minimum of twenty five (25) units of any combination of the Installed Codec and the Set Top product.

          (2) If Gentner's EPS for the relevant business segments for fiscal year 2003 is between US$1.45 and US$1.69 then up to US$9 Million of the Earn-Out will be paid as set forth in the Table I below. An additional condition to the payment of earn out is the sale by Gentner in fiscal year 2003 of a minimum of twenty five (25) units of any combination of the Installed Codec and the Set Top product.

          (3) If Gentner's EPS for the relevant business segments for fiscal year 2003 is US$1.44 or less then no Earn-Out is payable for fiscal year 2003.

          (4) Earn-Out may be payable for fiscal year 2004 as set forth in Table II, below, even if no Earn-Out is payable for fiscal year 2003, provided that Gentner meets the EPS targets described in Table II and sells in both fiscal years 2003 and 2004 of a minimum of twenty five (25) units of any combination of the Installed Codec and the Set Top product.


                                     Table I
--------------------------------------- ----------------------------------------
EPS for FY 2003                         % of US$9,000,000
--------------------------------------- ----------------------------------------
< US$1.45                               0%
--------------------------------------- ----------------------------------------
US$1.45-US$1.48                         50%
--------------------------------------- ----------------------------------------
US$1.49-US$1.52                         60%
--------------------------------------- ----------------------------------------
US$1.53-US$1.56                         70%
--------------------------------------- ----------------------------------------
US$1.57-US$1.60                         80%
--------------------------------------- ----------------------------------------
US$1.61-US$1.64                         90%
--------------------------------------- ----------------------------------------
US$1.65-US$1.69                         100%
--------------------------------------- ----------------------------------------



                                    Table II
--------------------------------------- ----------------------------------------
EPS for FY 2004                         % of US$9,000,000
--------------------------------------- ----------------------------------------
< US$1.75                               0%
--------------------------------------- ----------------------------------------
US$1.75-US$1.78                         50%
--------------------------------------- ----------------------------------------
US$1.79-US$1.82                         60%
--------------------------------------- ----------------------------------------
US$1.83-US$1.86                         70%
--------------------------------------- ----------------------------------------
US$1.87-US$1.90                         80%
--------------------------------------- ----------------------------------------
US$1.91-US$1.94                         90%
--------------------------------------- ----------------------------------------
US$1.95-US$1.99                         100%
--------------------------------------- ----------------------------------------

          (f) If Gentner is acquired or there is otherwise a change in the control of the organisation, the obligation to pay Earn-Out as described in
     Section 2.3(e) above, including the methodology described therein, shall continue.

          (g) Notwithstanding any other provision of this Agreement to the contrary, the maximum number of shares that will be issued by Gentner in the transactions contemplated by this Agreement, including the "July Shares" and the "Earn-Out Shares", will not exceed 1,600,000 shares. In the event that the Sellers desire Earn-Out to be paid in shares of Gentner which would exceed 1,600,000 shares, then such amounts will be paid in cash rather than shares and will not be subject to interest as described in 2.3(e)(ii), above, provided that the cash is paid at the same time that the shares are issued.

          (h) An  equivalent  amount of cash  using the  formulas  described  in section 2.3(e)(i) for purposes of share conversion will be withheld from the July Shares and the Earn-Out for the payment of any taxes which may be assessed by any taxing authorities against the Company, the Purchaser, or other affiliated company, in connection with the payment of the Earn-Out, the July Shares, or any Optionee Payment (as defined below) or bonus pursuant to the Waivers.


     2.4 Waivers.

In connection with the transactions contemplated by this Agreement, the Company and the Purchaser have entered into a waiver instrument (the "Waivers") with each of the Optionees, in consideration for a payment to be made by the Company from funds delivered by the Purchaser (the "Optionee Payment"), and, in consideration for participation in the Earn-Out, pursuant to which each Optionee has waived any rights it may have under any existing option or similar plans of the Company. Funds for purposes of the Optionee Payment will be transferred by the Purchaser to the Company in trust for the Optionees prior to the payment date. Gentner will cause the Purchaser to honor the obligations of the Company set forth in the Waivers.

3. and 4.  [Intentionally Omitted]


5.   COMPLETION OF SALE AND PURCHASE

5.1  Time and Place

     Completion of the sale and purchase referred to in clause 2 shall take place at the executive offices of the Purchaser in Salt Lake city, UT, on or about October 3, 2001, at 3:00 P.M..

5.2  Documents and other items to be delivered by the Seller

     At Completion the Seller shall deliver to the Purchaser (or make available to the Purchaser at the Company):

     (a) any consents of applicable governmental, regulatory, or other third parties, which the Purchaser deems reasonably necessary and appropriate, and of which Sellers shall have been advised;

     (b) evidence of the authority of any person or persons executing or attesting the execution of this Agreement and any other document on its behalf to do so;

     (c) duly executed Stock Transfer Forms in respect of the Shares and the Nominee Shares in favour of the Purchaser or such person as it may nominate, together with Share Certificates relative thereto or, in the case of share certificates found to be missing, an indemnity in a form satisfactory to the Purchaser;

     (d) minutes of meetings of the Boards of Directors of the Company which reflect the following:-

     (i) the share transfers referred to at (c) are approved (subject only to stamping);

     (ii) such persons as the Purchaser may nominate are appointed as directors, secretary, auditors and solicitors of each Group Company with immediate effect;

     (iii) the resignations referred to in the succeeding paragraphs of this sub-clause 5.2 are accepted;

     (iv) the execution of the Deed of Indemnity by the Shareholders is approved and authorised;

     (v) a letter of resignation by Messrs KPMG as Auditors of the Company confirming that such Auditors have no claim of any kind against the Company; and

     (vi) a notice in the form required by section 185 of the Companies Act 1990 stating that there are no circumstances connected with such resignation that the said Auditors consider should be brought to the notice of the members or creditors of such Group Company.

     (vii) the written resignations under seal of those Directors agreed to resign effective as of Completion of each Group Company in a form satisfactory to the Purchaser;;

     (viii) a waiver instrument ("Waiver") in a form mutually acceptable to the parties pursuant to which each existing optionee under any existing stock option plan of Company agrees to waive its rights thereunder;

     (f) In addition to the foregoing, the following items are to be delivered or retained in the records of each Group Company, as requested by the Purchaser:

     (i) confirmation from KPMG that a CG50A Clearance Certificate is not required:

     (ii) a copy of the  Memorandum  and Articles of  Association  of each Group
     Company certified by the Secretary of each Group Company as a true, complete and accurate copy as at Completion;

     (iii) the Deed of Indemnity duly executed by the Seller;

     (iv) the Disclosure Letter duly executed by the Sellers

     (v) the statutory books, records and registers (complete and duly written up to date), common seal, certificate of incorporation, certificates of incorporation on change of name, if any, and all documents, contracts, licences, agreements, insurance policies, records, papers, correspondence files and books of trading and accounts of each Group Company;

     (vi) [Intentionally Omitted]

     (vii) evidence satisfactory to the Purchaser of the fulfillment by the Seller of its obligations referred to in clause 5.3 below; and

     (viii) any other documents or property of the Group Companies as may be specified by the Purchaser.

5.3  Release/Discharge of Existing Debts and Obligations

     On Completion the Seller shall procure:-

     (a) the discharge of all monies owing to each Group Company (whether then due for payment or not) by the Sellers, or the Directors or by any of them or by any Connected Person;

     (b) pay off of the current loan from Mentor Capital in the amount of US$725,000 together with accrued interest, and the release of the charge (which may be done post-Completion);

     (c) termination of any existing stock option plan or other similar plans of any Group Company such that Purchaser will have no liability for such plans upon completion; and

     (d) filing of any tax filings previously due or due in the normal course of business prior to or at the date of Completion, provided that in the event the Sellers have failed to do so then they shall promptly reimburse the Purchaser for any costs, penalties, or expenses arising from the failure to make such filings.

5.4  Issuances of July Shares and Earn-Out Shares.

     (a) The July Shares and Earn-Out Shares will be issued in a private placement pursuant to Section 4(2) of the Securities Act of 1933 to the Sellers. As soon as practicable following the issuance of the July Shares, such shares will be registered for resale on an applicable registration form, under the Securities Act of 1933, currently contemplated to be Form S-3, as set forth in that certain Declaration of Registration Rights of even date herewith executed by Gentner in favor of the Sellers.

     (b) The Earn-Out Shares will not be registered for re-sale.


5.5  Documents  and  other  items  to  be  delivered  in  connection   with  the
     Transaction.

     (a) certified board minutes of Gentner and the Purchaser.

6.   POST COMPLETION

6.1  Stamping

     The Purchaser shall, as soon as practicable following Completion, deliver to the Revenue Commissioners the share transfer forms referred to in Section 5 for assessment of stamp duty and shall pay the duty thus assessed. Prior to registration of such duly stamped share transfer forms in the register of members of the Company, the Seller shall co-operate in any manner required by the Purchaser for the convening, holding at short notice and conduct of general meetings of the Company and/or of each of the Subsidiaries, shall execute promptly on request all proxy forms, appointments of a representative, documents of consent to short notice and such like that the Purchaser may require and generally shall act in all respects as the nominee and at the direction of the Purchaser in relation to the Shares and the Nominee Shares and all rights and interests attaching thereto.

6.2  Companies Act Notices

     The Seller and the Purchaser shall, within five days of Completion, give to each Group Company such notice as is required by Section 53 of the Companies Act 1990.


7.   WARRANTIES

7.1  General Warranty

     Each Seller:-

     (a) warrants, represents and undertakes to the Purchaser and its successors in title in relation to the Group in the terms of the Warranties, provided however that the Purchaser will not be entitled to claim that any fact constitutes a breach of any of the Warranties if and to the extent that such fact has been fairly disclosed in the Disclosure Letter;

     (b) undertakes to disclose immediately to the Purchaser anything which comes to its notice which is or may be a breach of any of the Warranties.

7.2  Accounts of Company

     At the time of the Completion, the Accounts of the Company will contain an equivalent of US$300,000


7.3  Effect of Completion

     The Warranties shall not in any respect by extinguished or affection by Completion, and the benefits thereof may be assigned in whole or in part by the Purchaser and Gentner, only in the case of the following events with respect to the Purchaser and/or Gentner: (i) a sale of all of the share capital, or (ii) a merger, or acquisition of either of them.

7.4  Claims against the Group

     (a) Any information supplied by or on behalf of any Group Company, its professional advisers or employees prior to Completion to the Seller or their respective agents representatives or advisers in connection with the Warranties and the Disclosure Letter and otherwise in relation to the business or affairs of the Group or any Group Company shall not be regarded as a representation, warranty or guarantee of its accuracy by any Group Company to the Seller and shall not constitute a defence or the basis of any claim for indemnity or contribution to any claim by the Purchaser hereunder;

     (b) for the avoidance of doubt, the Seller will not make any claim against:

     (i) any director or employee of a Group Company on whom the Seller may have relied before agreeing to any term of this Agreement or any of the documents to be executed or delivered pursuant to and in compliance with its terms or before making any statement in the Disclosure Letter;

     (ii) any Group Company in respect of the information supplied or not supplied or opinions or advice given or not given by any such director or employee as aforesaid; or

     (iii) the Seller agrees that any Group Company, director, employee or professional adviser may rely on the provisions of this sub-clause although not a party to this Agreement.

7.5  Notification to Purchaser

     The Seller shall forthwith disclose to the Purchaser in writing any matter or thing which may become known to it which is or could be a breach of or is inconsistent with or may render inaccurate or misleading any of the Warranties.

7.6  Separate Warranties

     Each of the Warranties will be construed as a separate Warranty and will not be limited or restricted by reference to, or inference from, the terms of any other Warranty or other term of this Agreement.

     7.7 Waivers etc

     The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion, by any investigation made by it or on its behalf into the affairs of any Group Company, by its failing to exercise or by its delaying to exercise any right or remedy or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

     7.8 No other warranties

     The Purchaser acknowledges and agrees that it has not entered into this Agreement in reliance upon any representation, warranty, covenant, promise, undertaking or statement not contained in this Agreement or the Deed of Indemnity or any document scheduled or annexed to either such document or referred to in either of them.

     7.9 Limitations

     The liability of the Seller (if any) under the Warranties shall be limited to the total amount that may be paid hereunder as the Purchase Price, including any Earn-Out Shares (whether paid or unpaid) and the value of the July Shares. For purposes of this limitation, the value of such shares at the time of issuance shall be used to determine their extent of the limitation on liability.

     7.10 Right of Set-Off

     (a) For purposes of satisfying the indemnification obligations of the Sellers set forth in Clause 13.1, Purchaser shall have the right to set-off against amounts or shares owing pursuant to the July Shares or the Earn-Out, allocated against each Shareholder in accordance with his/her/its pro-rata interest in the July Shares and Earn-Out Shares.

     (b) The Purchaser shall have the option of recouping all or any part of any Adverse Consequences it may suffer by notifying the Sellers in writing of such Adverse Consequences (the "Set-Off Claim") stating (i) the amount of such Adverse Consequences, and (ii) the basis for such claim of Adverse Consequences in sufficient details for Sellers to evaluate the Set-Off Claim; Sellers shall have ten (10) days to evaluate and respond to Buyer's Set-Off Claim in writing. If the Sellers do not dispute Purchaser's Set-Off Claim, Purchaser shall be entitled to set off such claim against the July Shares, and, if no July Shares remain unissued, then the Earn-Out. In the event of a dispute regarding a Set-Off Claim, the parties will agree on an a mutually acceptable independent firm of chartered accountants who shall act as an expert and not an arbitrator and whose decision shall be final and binding (save in the case of manifest error). The number of July Shares and Earn-Out Shares shall be determined using a quotient, the numerator of which is the amount of the Set-Off Claim, and the denominator of which is the average closing price for the ten trading days prior to the date of the Set-Off Claim.

7.11  Warranties of Gentner And the Purchaser

     The representations and warranties of Gentner and the Purchaser are as set forth on Schedules 5.1 and 5.2.

     (a)  Gentner:

          (i) Warrants, represents and undertakes to each Seller and their successors in title in relation the warranties set out in
               Schedule 5.1;

          (ii) Will indemnify each Seller against costs or expenses (including reasonable legal costs) which it may incur, either before or after the commencement of any action, directly, or indirectly as a result of any intentional breach of any of the warranties referred to in paragraph (i), above; and

          (iii)Undertakes to disclose immediately to each Seller anything which comes to the notice of its officers or directors which is or may be a breach of any of the warranties referred to in paragraph
               (i), above.

     (b)  Purchaser

          (i) Warrants, represents and undertakes to each Seller and their successors in title in relation the warranties set out in
               Schedule 5.2;

          (ii) Will indemnify each Seller against costs or expenses (including reasonable legal costs) which it may incur, either before or after the commencement of any action, directly, or indirectly as a result of any intentional breach of any of the warranties referred to in paragraph (i), above; and

          (iii)Undertakes to disclose immediately to each Seller anything which comes to the notice of its officers or directors which is or may be a breach of any of the warranties referred to in paragraph
               (i), above.




7.12 Survival of Warranties

     The representations and warranties of the parties made in this Agreement shall survive the Completion for a period of three (3) years from the date of Completion, except that those representations and warranties in connection with taxes shall survive for seven (7) years. In addition, the indemnities set forth in section 13 (b) shall survive for a period of seven years from the date of the Completion.

7.13 Gentner Covenant

     In consideration of each Seller entering into this Agreement, Gentner guarantees the full and punctual performance of all the obligations of the Purchaser under this Agreement.

8.   COVENANTS BY SELLER

8.1  Restrictive Covenant

     For the purpose of assuring to the Purchaser the full benefit of the Group and in consideration of the Purchaser agreeing to buy the Shares on the terms of this Agreement, each Seller covenants and undertakes with the Purchaser that it will not, without the prior written consent of the Purchaser, whether directly or indirectly and whether alone or in conjunction with or on behalf of any other person and whether as principal, agent, director, officer, shareholder, debenture holder, partner, joint venturer, consultant or otherwise:

     (a) for a period of two years immediately following the date hereof solicit or entice away from any Group Company any employee of any Group Company employed at the date of Completion whether as employee or as consultant;

     (b) save as permitted by law, use or reveal to any person any secret or confidential information concerning any Group Company until such time as the same falls into the public domain otherwise than by reason of a breach of this covenant and undertaking;

     (c) use any one or more of the following names or any colourable imitation of any of them in the course of a business being carried on by the Company at Completion (or any name which is capable of being confused with such names):
"Ivron", "Ivron Systems", or any other trademark owned by or previously used by the Company

     (d) for a period of two years immediately after Completion solely or jointly, directly or indirectly engage in the Relevant Business in the Territory or become involved or connected with or carry on, participate, assist, be engaged or concerned or interested (except as the holder or beneficial holder for investment purposes of not more than 5% nominal value of any class of securities listed or dealt in on a recognised stock exchange) in the Territory during this said period in any company or firm carrying on any such business whether as employee, director, partner, consultant, agent, shareholder or sole proprietor or otherwise howsoever; and

     (e) interfere either directly or indirectly or take any such steps as may interfere with the continuance of supplies to any Group Company (or the terms relating to such supplies) from any suppliers who are at the Completion or who have been at any time during [one] year immediately preceding Completion supply materials, components, products, goods or services to any Group Company.


     8.2  Separate restrictions

     Each covenant and undertaking contained in clause 8.1 shall be construed as a separate covenant and undertaking and:

     (a) if any one or more of such covenants and undertakings or any part of such covenant and undertaking is held to be against the public interest or unlawful or in any way unreasonable (for example, by reason of the area, duration or type or scope of the covenant and undertaking) the remaining covenants and undertakings, or, as the case may be, the remaining part of the covenants and undertakings shall continue in full force and effect and shall bind the Seller; and

     (b) the parties consent to a court giving effect to such covenant and undertaking in such reduced form as may be decided by any Court of competent jurisdiction in order that it be held thereby to be reasonable.


9.   ANNOUNCEMENTS

9.1 Subject to clause 9.2, no announcement concerning the sale or purchase of the Shares or any ancillary matter shall be made by any party without the prior written approval of the other of the content and timing of such announcement.

9.2 Any party may make an announcement concerning the sale or purchase of the Shares or any ancillary matter if required by:-

     (a) the law of any relevant jurisdiction; and/or

     (b) any securities exchange or regulatory or Governmental body to which any party is subject or submits, wherever situated, whether or not the requirement has the force of law;

     (c) in which case the party concerned shall take all steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the other party before making such announcement and provided that any such announcement shall be made only after notice to the other party.

9.3 The restrictions contained in this clause shall continue to apply after termination of this Agreement without limit in time.

10.  NOTICES

10.1 Mode of service

     Notices and other communications to any party to this Agreement required or permitted hereunder or any proceedings relating hereto shall be in writing and will be sufficiently served:

     (a)  if delivered by hand, or

     (b)  if sent by fax (where a fax number has been set out below), or

     (c)  if sent by prepaid registered post,

     to the address specified below in this clause or to such other address as is from time to time notified to the other party in accordance with the provisions of this clause:

     The Seller:

     As each Seller may direct from time to time


     The Purchaser:

     Gentner Ventures Inc.
     1825 Research Way
     Salt Lake City, UT  84119
     Fax: (801) 974-3742

     Gentner:

     Gentner Communications Corporation
     1825 Research Way
     Salt Lake City, UT  84119
     Fax: (801) 974-3742

10.2 Time of service. Any such notice or communication shall be deemed to have been served:

     (a) if delivered by hand, on delivery;

     (b) if sent by fax, when the sender's facsimile machine issues confirmation that the relevant pages have been transmitted to the recipient's facsimile machine; and

     (c) if sent by pre-paid registered post, on the third Business Day after the date of posting;

     provided that, if in accordance with the above provisions, any such notice or communication is delivered by hand or received by facsimile outside Working Hours on any day, such notice or communication shall be deemed to have been served at the start of Working Hours on the next Business Day thereafter.

10.3 Fax notices

     Each person giving a notice or making a communication hereunder by facsimile shall promptly confirm such notice or communication by post to the person to whom such notice or communication was addressed but the absence of any such confirmation shall not affect the validity of any such notice or communication or the time upon which it is deemed to have been served.

11.  GENERAL

11.1 Further assurance

     At the request of the Purchaser from time to time, each Seller shall, (and shall procure that any other necessary party shall) at Purchaser's cost and expense (other than for legal counsel) execute and do all such documents, acts and things as may be reasonably required subsequent to Completion for assuring to or vesting in the Purchaser (including its nominee or nominees) the beneficial ownership of the Shares free from Encumbrances or otherwise in order to perfect the right, title and interest of the Purchaser to the Shares or of any Group Company to any asset or as otherwise may be reasonably necessary or desirable in order to grant to the Purchaser the full benefit and effect of this Agreement.

11.2 Successors and assigns

     (a) The Purchaser may assign its rights and/or obligations hereunder without the consent of the other parties hereto, provided that the Purchaser shall after such assignment notify the other parties hereto of such assignment. Each Seller must obtain the prior consent of the Purchaser to assign its rights and/or obligations under this Agreement, which consent will not be unreasonably withheld.

     (b) This  Agreement  shall enure to the benefit of and be binding  upon the
respective   parties   hereto   and  their   respective   successors,   personal
representatives and permitted assigns.

11.3 Costs and Expenses

     Each party shall bear any costs, fees or expenses incurred by it in connection with the drafting, negotiation and entering into of this Agreement and the documents referred to in it.

11.4 Termination or Rescission

     If the Purchaser terminates or rescinds this Agreement under any of its provisions or under general law then, in addition to any right or remedy which it may have against the Seller for breach of this Agreement or the Warranties, the Seller shall indemnify the Purchaser on demand for all costs, charges and expenses incurred by it in connection with the negotiation, preparation and determination or rescission of this Agreement and all matters which it contemplates.

11.5 Waiver

     (a) A waiver by the Purchaser of any breach by any party hereto of any of the terms, provisions or conditions of this Agreement or the acquiescence of the Purchaser in any act (whether commission or omission) which, but for such acquiescence, would be a breach as aforesaid, shall not constitute a general waiver of such term, provision or condition or an acquiescence to any subsequent act contrary thereto.

     (b) Any remedy or right conferred upon the Purchaser for breach of this agreement shall be in addition to and without prejudice to all other rights and remedies available to it whether pursuant to this Agreement or provided for by law.

     (c) No failure or delay by the Purchaser in exercising any claim, remedy, right, power or privilege under this Agreement shall operate as a waiver nor shall a single or partial exercise of any claim, remedy, right, power or privilege preclude any further exercise thereof or exercise of any other claim, right, power or privilege.

     (d) Should any provision of this Agreement transpire not to be enforceable against any of the parties hereto, such non-enforceability shall not render such provision unenforceable against any other party hereto.

11.6 Counterparts

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterpart, each of which when executed and delivered shall constitute an original, all such counterparts together constituting but one and the same instrument.

11.7 Law and Jurisdiction

     This Agreement shall be governed by and construed in accordance with the laws of Ireland and each of the parties hereto submits to the non-exclusive jurisdiction of the Courts of Ireland for any of the purposes of this Agreement.

11.8 Survival of Obligations

     The provisions of this Agreement which shall not have been performed on Completion shall remain in full force and effect notwithstanding Completion.

11.9 Post-Completion Information

     The Seller shall provide or procure the provision to the Purchaser of all information in its possession or under its control which the Purchaser shall from time to time reasonably require subsequent to Completion relating to the business and affairs of any Group Company and will give, or procure to be given to the Purchaser, its advisors and agents, such access to (including the right to take copies of) any documents in its possession or under its control containing such information as the Purchaser may from time to time reasonably require.

11.10 Whole Agreement

     This Agreement, the documents to be executed pursuant to the provisions hereof, and the Disclosure Letter constitute the whole agreement between the parties hereto in relation to the transactions provided for in this Agreement and supersede all previous agreements (if any) between such parties in respect of such matters and each of the parties to this Agreement acknowledges that in agreeing to enter into this Agreement it has not relied on any representations or warranties except for those contained in this Agreement.

11.11 Severability

     Each of the provisions of this Agreement is separate and severable and enforceable accordingly and if at any time any provision is adjudged by any Court of competent jurisdiction to be void or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of that provision in any other jurisdiction shall not in any way be affected or impaired thereby.

11.12 Variation

     No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

11.13 Confidentiality

     The existence and terms and conditions of this Agreement are strictly confidential and may not be disclosed to anyone other than to the directors, officers, critical employees, and advisers of Purchaser, Seller, and Company Group, who have fiduciary or legal responsibilities to the Company to keep such information confidential. The parties acknowledge and agree that they are parties to a mutual non-disclosure agreement, and continue to be bound by the terms thereof.

12.  [Intentionally Omitted]

13.  SPECIFIC INDEMNITIES

     Each of the Sellers hereby covenants with and to the Purchaser (the Purchaser receiving and taking the indemnity for itself and for the owners for the time being of the Shares) to indemnify the Purchaser (as aforesaid) from and against all and any:

     (a) Adverse Consequences arising from the breach of any Warranty;

     (b) actions, proceedings, costs, damages, expenses, claims and demands; arising by reason of or on account of:

     (i) any loss, claim, or damage, including reasonable attorneys' fees and costs, in connection with any claim or assertion by Viseon, Inc. (formerly, RSI Systems, Inc.) that any product or intellectual property of the Group Companies infringes any intellectual property right or claim of Viseon, Inc.; and

     (ii) any loss, claim, or damage, including reasonable attorneys' fees and costs, in connection with any claim or assertion by "MSL, a supplier of goods to the Company.

Notwithstanding the other provisions of this Agreement or the Disclosure Letter, the indemnities set forth in (b), above, shall not be reduced or limited by any disclosures or limitations made herein or in the Disclosure Letter.



IN WITNESS of which the parties have caused this Agreement to be executed under seal on the date specified herein.

                                   SCHEDULE 1


                 PARTICULARS OF THE COMPANY AND THE SUBSIDIARIES

                              Part 1 - the Company


Name of Company: Ivron systems Ltd.

Registered Number: 276380

Registered Office: 30 Herbert Street, Dublin 2

Date of Incorporation: 01 December 1997

Place of Incorporation: Dublin, Ireland

Status: Private Company Limited by Shares

Authorised Share Capital: US$20,000,000 divided into 19,850,000 ordinary and 150,000 "A" Ordinary

Issued Share Capital: US$5,350,181

Registered  Shareholders  and  number of shares  held by each:  see  Shareholder
Matrix

Directors' Full Names: See Disclosure Letter

Secretary's Full Name: David Smyth

Last Accounts Date: 31 December 2000

Auditors: KPMG (prior to Completion)

Description  of  Business:  Development,   design,  manufacturing  and  sale  of
videoconferencing equipment and services

                            Part 2 - the Subsidiaries



Name of Company: Ivron Systems, Inc.

Registered Number: Delaware file number: 2794479

Registered Office:  Corporation Service Company, 1013 Center Street, Wilmington,
DE

Date of Incorporation: September 11, 1997

Place of Incorporation: The state of Delaware

Status: Active, and current

Authorised Share Capital: $1,000.00

Issued Share Capital: $1,000.00

Beneficially Owned By:  Ivron Systems, Ltd.

Registered Shareholders:  Ivron systems, Ltd.

Directors' Full Names: Michael Pierce, Joe Stockton, and David Smyth

Secretary's Full Name: David Smyth

Last Accounts Date: December 31, 2000

Auditors: United States tax preparation done by Johnson & Conti, P.C.

Description of Business: Sales and service of computer software and related products

                                   SCHEDULE 2

                                DEED OF INDEMNITY

                                   SCHEUDULE 3

                             [INTENTIONALLY OMITED]

                                   SCHEDULE 4

                   WARRANTIES REPRESENTATIONS AND UNDERTAKINGS

                 In this Schedule the expression "Company" shall
                   be deemed to mean any Member of the Group.

        Part 1: General

                             ACCURACY OF INFORMATION

1.   Information Furnished.
     All information given by or on behalf of the Seller or the Company to the Purchaser or any shareholder, accountant, lawyer or agent thereof the due diligence process leading to this Agreement was, when given, and is at the date hereof, to our knowledge, true, accurate and complete in all material respects.

2.   Other Information.
     There is no fact or matter which, to the knowledge of each Seller, has not been disclosed in writing to the Purchaser which renders the information referred to in paragraph 1 untrue or misleading at the date of this Agreement or which, on the basis of good faith, ought to be disclosed to any intending purchaser of the Shares or the disclosure of which might reasonably affect the willingness of a purchaser to purchase the Shares on the terms (including the consideration) contained herein.

3.   Representations and Warranties
     None of the representations or warranties made by the Seller in this Agreement or in any document to be delivered by it pursuant hereto contains or will contain any untrue statement of a fact, or omits or will omit to state a fact necessary to make any statement or fact contained herein or therein not misleading.

4.   Disclosure Letter.
     The information contained in or attached to the Disclosure Letter is true, complete and accurate in all respects.

5.   Recitals and Schedules.
     The information set out in the recitals and Schedules hereto is true, complete and accurate in all respects.

                                    CAPACITY

6.   Ownership of Shares.
(1) Each Seller is the sole beneficial owner of the number of Shares listed opposite his name in Part 1 Schedule 1 free and clear of all liens, encumbrances, restrictions and claims of every kind.

(2)  The Seller will transfer to the Purchaser on Completion good and marketable
     title  to  the  Shares,   free  and  clear  of  all  liens,   encumbrances,
     restrictions, trusts and claims of every kind.

(3)  The Seller acquired and holds the Shares in compliance with law.

(4) The shares constitute the whole of the allotted and issued share capital of the Company and are fully paid.

(5) The Group Companies listed in Schedule 1 Part 2 are all the present subsidiaries (within the meaning of Section 155 Companies Act 1963) of the Company.

(6) The Company is the sole beneficial owner of the shares in each Group Company listed in Part 2 Schedule 1 free from any lien, encumbrance, restriction, trust or claim of any kind.

7.   Authorisation.
(1) The Seller has the full legal right, power and authority to enter into and perform this Agreement and the Deed of Indemnity and all transactions referred to herein and therein.

(2) The Seller has the absolute right to sell, assign, transfer and convey the Shares pursuant to this Agreement without obtaining the consent or approval of any other person, governmental authority or other third party.

(3) This Agreement has been, and all other instruments and agreements of the Seller provided for herein will be on Completion, duly executed and delivered by the Seller and this Agreement constitutes, and all such other instruments and agreements will constitute on Completion, the valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms.

8. Conflicts with Other Agreements. The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder will not, or with the giving of notice or the lapse of time or both, would not:-

     (a) conflict with or result in a breach of or constitute a default under any provision of the memorandum and articles of association of the Company or of any contract, license, indenture, lease, sublease, loan agreement, restriction, lien, encumbrance or other obligation or liability to which the Company, or the Seller are a party or by which the Company, or the Seller are affected or bound or result in or create in any party the right to accelerate, terminate, modify or cancel any such contract, license, indenture, lease, sublease or loan agreement;

     (b) violate any order, writ, injunction, decree, law, statute, rule or regulation; or

     (c) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon the assets or property of the Company or the Shares.

9.   Corporate Organization.
(1) The Company is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, lease and operate its Properties and assets used in connection therewith, to carry on its business as presently conducted by it, and to consummate the transactions contemplated hereby.

(2) The Company is not required to be licensed or qualified to conduct its business or own its property in any jurisdiction.

(3) The Company has not outside Ireland any branch, agency or place of business, or any permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this Agreement), other than as set forth on Schedule 12, part 2.

10.  Capitalization.
(1) Schedule 1, Part 1 contains a true and complete list of the authorised, issued and outstanding shares of the Company including the respective number of Shares owned nominally and beneficially by the Seller.

(2) The Shares constitute all of the issued and outstanding shares of the Company.

(3) All of the Shares have been duly authorised and validly issued and are fully paid and not subject to any actual or contingent call and are not subject to any lien or encumbrance.

(4) There is no outstanding right, subscription, warrant, call, pre-emptive right, option or other agreement or commitment of any kind to purchase or otherwise to receive from the Company any of the authorised but unissued capital stock or treasury shares of the Company and there is no outstanding security of any kind convertible into such shares.

11.  Memorandum   and  Articles
     A copy of the memorandum and articles of association of each Group Company has been furnished to the Purchaser by or on behalf of the Seller and each said copy which has been certified as a true copy is true and complete as of the date of this Agreement and has embodied therein or annexed thereto a copy of every resolution or agreement amending or modifying the same and fully sets out all rights to each class of the share capital of the Company.

12.  No Other Shares or Businesses
     With the exception of shares in the subsidiaries, the Company is not and never has been the holder or beneficial owner of any class of shares in, or other capital of, any company or corporation where ever incorporated, is not a member of any joint venture, partnership, consortium, joint development or other incorporated association, does not have any branch, place of business or any assets outside Ireland and is not and has not agreed to be a party to any profit sharing arrangement or shareholders or similar agreement.

13.  No Share Options or Similar Arrangements
     There are no options or other agreements (including conversion rights) in force which call or may call for the present or future issue of or accord to any person the right to call for the issue of any share or loan capital of the Company and there has been no exercise or purported exercise, or claim of any charge, lien, encumbrance or equity over any of the issued or unissued shares or loan capital of the Company.

14.  Repayment Redemption Capitalization. The Company has not at any time:

     (a) repaid or redeemed or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

          (b) capitalised or agreed to capitalise in the form of shares, debentures, other securities or otherwise any profits or reserves of any class or description or passed or agreed to pass any resolution to do so; or

          (c) provided capital to any company on terms whereby the company so capitalized has in consideration thereof issued shares, loan stock or other securities where the terms of any such capitalization were otherwise than by way of a bargain made at arms length or where the shares, loan stock or other securities acquired are shown in the Principal Accounts at a value in excess of their market value at the time of acquisition.

                                     BANKING

15.  Bank Accounts

     The Company has no bank account or deposit account other than those disclosed in a list supplied to the Purchaser as at the day prior to the execution of this Agreement with the credit and debit balances thereon and since such statement there have been no payments out of any such accounts save for routine payments in the ordinary and usual of business and the present balances on such accounts are not substantially different from the balances shown on such statements.

16.  Borrowings

     (a) Except for the bank accounts mentioned in the Disclosure Letter, the Company does not have any outstanding loan capital and has not borrowed any money which it has not repaid and has not lent any money which has not been repaid to it and does not own the benefit of any debt (whether present or future) other than debts due to it in the ordinary and usual of business.

     (b) The total amount borrowed by the Company from its bankers does not exceed its approved facilities and the total amount borrowed by the Company from whatever source does not exceed any limitation on its borrowing contained in its Memorandum and Articles of Association or in any debenture or loan stock deed or other deed or document executed by it.

     (c) Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company at Completion are contained in the Disclosure Letter and true and correct copies of all documents relating thereto are annexed to the Disclosure Letter and the Company has not done anything whereby the continuance of any such overdrafts, loans or other financial facilities might be affected or prejudiced and the Company is not in default under any instrument constituting any indebtedness or under any guarantee of, or security or indemnity for, any indebtedness and there is no reason why such indebtedness, guarantee, security or indemnity should be called or the liabilities thereunder accelerated or why any such overdrafts, loans or other financial facilities should be terminated and no person who provides any such facility has given any indication that it may be withdrawn or its terms altered.

17.  Guarantees by Third Parties
     No person other than the Company has given any guarantee of or security for any overdraft, loan or other financial facility granted to the Company.

18.  Banks Generally.
     The Disclosure Letter sets forth a true, correct and complete list of all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto.

19.  No Security Enforceable
     No indebtedness of the Company is due and payable and no security over any of the assets of the Company is now enforceable, whether by virtue of the stated maturity date at the indebtedness having been reached or otherwise, and the Company has not received any formal or informal notice from any creditor of the Company, requiring any payment to be made and/or intimating the enforcement of any security which it may hold over any of the assets of the Company.

20.  Sufficient Working Capital
     Upon Closure, the Company will have the equivalent of US$300,000.

                                     ASSETS


21.  Ownership of Assets

     All of the assets (including all the assets, fixtures, fittings, equipment and vehicles) included in the Principal Accounts and all the assets used in connection with the business of the Company

     (a) are the absolute property of the Company save such as are subject to leasing agreements in respect of which the primary leasing periods have now expired;

     (b)  are in the possession and under the control of the Company;

     (c) comprise all the assets reasonably necessary to enable the Company to currently carry on its business fully and effectively in the ordinary and usual; and

     (d)  are not, to any extent, surplus to requirements.

22.  Condition of Assets
     All the fixtures, fittings, vehicles and computer equipment of the Company are in good condition and working order, normal wear and tear excepted.

23.  Agreements and Documentation relating to Assets
     There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security, encumbrance or equity on or over or affecting the whole or any part of the undertaking or assets of the Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

     The Company has not agreed to acquire any asset on terms that the property in it does not pass until full payment is made

24.  [intentionally blank]


25.  Stock.

     The stock now held by the Company and not written off in the Principal Accounts of the Company:-

     (a) is not obsolete, slow moving, out of date or likely to realise less than its book value and does not include goods returned by customers of the Company;

     (b) in the case of stock comprising finished goods, is capable of being sold by the Company in the ordinary and usual of its business;

     (c) is fit for its intended purpose and has satisfactory quality and accords with any other representation, condition, warranty or contractual term, express or implied, which has been given, or which would in the normal course of its business be given, by the Company in respect of it;

     (d) complies fully and will on sale by the Company in the ordinary and usual of its business comply fully with all applicable laws, regulations, standards (including, without limitation Irish and/or European standards), customer specifications and specifications laid down by the Company;

     (e) is not and will not when put to its intended use be faulty, defective or dangerous; and

     the Company has, and on the date of Completion will have, the proper amount of stock necessary to conduct its business consistent with past practice.

26.  Plant and Machinery.
     The plant and machinery, apparatus, implements, computers, vehicles and other chattels and equipment used in connection with the business of the
     Company:

     (a) are in a good and proper state of repair and condition and in satisfactory working order as of the Closure and have been regularly and properly maintained;

     (b) are all capable and (subject to normal wear and tear) will remain capable throughout the respective periods of time during which they are each written down to a nil value in the accounts of the Company (in accordance with generally accepted accountancy principles consistently applied prior to the date hereof) of doing the works for which they were designed or acquired; and

     (c) are not reasonably expected to require replacements or additions outside the ordinary and usual of business within a period of twelve months immediately after Completion.

27.  Charges.
     No charge in favour of the Company is void or voidable.

                                CORPORATE RECORDS

28.  Filing of Documents
     All documents and resolutions relating to the Company required to be filed by any applicable legislation or regulation with the Registrar of Companies have been duly filed, all statutory records required to be kept by the Company have been properly kept and will be so kept until Completion and the Company has complied with all provisions of the Companies Acts 1963 to 2001.

29.  Register of Members
     The Register of Members of the Company accurately and sufficiently records the Members from time to time of the Company and the Company has received no notice of any intended application or proceedings to rectify the said Register.

30.  Books and Records
     On the date hereof the books and records of the Company accurately present and reflect in accordance with generally accepted accounting principles and standards in relation to businesses similar to that of the Company all of the transactions entered into by the Company or to which it has been a party together with the assets of the Company and such books and records will be maintained in the same manner until Completion.

31.  Minute Books and Registers.
     The minute books and registers of the Company are accurate and up to date, with all necessary signatures, and set forth all meetings and actions taken by the shareholders, directors and any committees thereof, and properly record all corporate action required by law to be reflected therein and no notice or allegation that anything contained in the said minute books and registers is incorrect or should be rectified has been received.

32.  Possession of Books and Records
     On Completion the Company will be in possession of all its books, records, papers and deeds (including agreements to which it is a party) and documents of title.

33.  Accounts, Books, and Records

     All  the  accounts,  books,  ledgers,   financial  and  other  records,  of
     whatsoever kind of the Company:-

     (a)  have been fully, properly and accurately kept and completed;

     (b)  do not contain any material inaccuracies or discrepancies of any kind;

     (c) give and reflect a true and fair view of its trading transactions and its financial, contractual and trading position.

34.  Reports
     There have been no reports commissioned by or on behalf of the Company concerning the Company by financial or management consultants within the period of [two] years prior to this Agreement.

                                   INSOLVENCY

35.  No Winding-Up or Execution or Similar Process

     No order has been made or petition presented or resolution passed for the winding-up of the Company, or to have an Examiner appointed thereto, no distress, execution, sequestration, attachment or other process has been levied on any of its assets, it has not stopped payment and is not insolvent, or unable to pay its debts for the purposes of Section 214 of the Companies Act, 1963 or Section 2 of the Companies (Amendment) Act 1990, no encumbrancer has taken possession or attempted to take possession or exercised or attempted to exercise any power of sale in respect of the whole or any part of the undertaking, property, assets or revenue of the Company, no receiver has been appointed or could be appointed by any person over its business or assets or any part thereof, there is no unfulfilled or unsatisfied judgment or court order outstanding against it and there has been no delay by it in the payment of any obligation due for payment.

                                   INSURANCES

36.  Insurances

(1) All the fixtures, fittings, equipment, vehicles, stock in trade and assets of the Company of an insurable nature are and have at all times been insured against at least such risks and in at least such amounts normally insured against by persons carrying on business similar to that of the Company and in particular, but without limitation, the Company has in place policies of insurance which adequately insure it against employer's liability and third party public liability (including, without limitation, product liability and professional indemnity liability) and insure the assets of the Company against fire and other usual risks in their full replacement value (including professional fees) and all such insurances are currently in force and effect and full details thereof are enclosed in or attached to the Disclosure Letter.

(2) The Company maintains at the date hereof and has at all times maintained liability insurances in respect of such amounts and against such risks as are normal and prudent in relation to the Company's business.

(3) All premiums due in relation to the Company's insurances have been paid and nothing has been done or omitted to be done which would make any policy of insurance void or voidable or which is likely to result in an increase in premiums or which would release any insurer from any of its obligations under any policy of insurance of the Company and there is no claim outstanding pending or threatened against the Company by any person in respect of death or injury or loss or damage to property which is not covered by the insurance disclosed.

(4) There is no insurance claim by or on behalf of the Company pending or outstanding and, as far as the Seller is aware, there are no circumstances likely to give rise to any such claim.

                             DIRECTORS AND EMPLOYEES

37. Directors, Officers and Employees. Contained in or attached to the Disclosure Letter:

     (a) is a true and complete list as of the date of this Agreement of the names of all directors and officers of the Company;

     (b) is a true and complete list as of the date of this Agreement of the names, job descriptions, dates of hiring and particulars of remuneration (including participation in any bonus or commission scheme) of all employees;

     (c) are details of the terms of employment of each employee stated to include all details to satisfy the Minimum Notice and Terms of Employment Act 1973, the Terms of Employment (Information) Act 1994 and such other legislation as may be applicable thereto together with copies of all written service agreements and/or contracts of employment to which the Company is, at the date hereof, a party or pursuant to which any obligations are outstanding;

     (d) is a true and complete list as of the date of this Agreement of any debts owed to the Company by any officer, director, employee or member of the Company; and

     (e) are copies of any contracts or other arrangements between the Company and any corporation, partnership or other entity in which any officer, director, employee or shareholder of the Company has an interest, directly or indirectly, or serves as an officer or director.

38. No Governing Directors There are no permanent or Governing Directors of the Company and the Company is not under any liability to pay any sum whatsoever to any former Director or Governing Director.

39.  Employment Terms

(1) The Company is not a party to, and does not operate, any bonus, pension, profit sharing, share option, deferred compensation, retirement, hospitalization insurance, medical insurance or similar plan or practice, formal or informal, with respect to any directors, officers, or employees or others and, is not bound by any agreement whether written or oral with any director, officer or employee providing for a specified period of notice of termination or providing for any fixed term of employment, and the employment of each employee of the Company can be terminated by the Company without notice and without liability for any severance or termination pay or other similar payment.

(2) There are not in existence any service agreements with Directors or employees of the Company which cannot be terminated by three months notice or less or (where not recorded in writing) by reasonable notice without giving rise to any claim for damages or compensation (other than the statutory redundancy payment or statutory compensation for unfair dismissals).

(3) The Company has maintained adequate and suitable records regarding the service of each of its employees and officers.

40.  Collective Agreements and Labour Relations.

     The Disclosure Letter gives full particulars of all collective agreements.

41.  Disputes with Employees.

(1) The Disclosure Letter sets out complete particulars of negotiations and of present and former disputes between the Company and its employees and of negotiations and of present and former disputes between such employees and the Seller.

(2) The Company is not, and has not within the past three years been, involved in any labour, industrial or trade dispute or any dispute or negotiation with any trade union or association of trade unions or organisations or body of employees.

(3) The Company has complied with all collective agreements, customs and practices for the time being dealing with relations between it and its employees and/or any trade union.

(4) The Company has complied in all respects with the conditions of service of each of its employees.

42.  No Commissions

     There are no schemes in operation by or in relation to the Company whereunder any officer or employee of the Company is entitled to a commission or remuneration of any sort calculated by reference to the whole or part of the turnover of profits or sales of the Company.

43.  No Sums due

     There are no amounts owing to any present or former officers or employees of the Company, other than remuneration accrued (but not yet due for payment) in respect of the calendar month in which this agreement is executed or for reimbursement of business expenses incurred during such month, and none of them is entitled to accrued holiday pay other than in respect of the Company's current holiday year.

44.  Benefit in Kind

(1) No moneys other than in respect of remuneration or emoluments of employment are payable by the Company to or for the benefit of any officer or executive of the Company.

(2) The Company has not made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former officer or employee or any dependent of any of them which was not allowable as a deduction for the purposes of Taxation.

45.  No Breach of Employment Terms

     No liability has been incurred by the Company for breach of any contract of service or for services or for compensation for wrongful or unfair dismissal or discrimination or for failure to comply with an order for the reinstatement or re-engagement of any employee or for failure to comply with a tribunal or court order relating to an employee or former employee.

46.  No Gratuitous Payments

     No gratuitous payments have been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

47.  Labour Court

     No Employment Regulation Order affecting the terms of employment of any employees of the Company has been made by the Labour Court under the Industrial Relations Acts, 1946 to 1990 or otherwise.

48.  Redundancies

     Within a period of one year preceding the date of this Agreement, the Company has not given notice of any redundancies to the Minister for Enterprise and Employment, or started consultations with any trade union under Part II of the Protection of Employment Act 1977 or Regulation 7 of the European Communities (Safeguarding of Employees' Rights on Transfer of Undertakings) Regulations 1980.

49.  Compliance

     The Company has complied in all material respects, with all:

     (a)  legal obligations;

     (b)  codes of conduct or practice; and

     (c)  collective agreements, customs and practices,

     relevant to its employees, and has maintained current, adequate and suitable records regarding service.

     50.  Recommendations and Claims

     (1) The Company has complied with all recommendations made by Industrial Relations Officers of the Labour Relations Commission, by Equality Officers or by the Labour Court.

(2) The Company is not involved in any material industrial or trade dispute, or negotiation regarding a claim, with any trade union or other group or organisation representing employees, and there are no facts known, or which would, on reasonable enquiry be known to the Seller which might indicate that such a dispute or claim may exist.

51. Right of return There is no person previously employed by the Company who now has or may have a right to return to work or a right to be re-instated or be re-engaged by the Company.

52. Flexible arrangements There are no job share arrangements, flexi-time arrangements or early retirement schemes applicable to any employees of the Company. There are no schemes or programmes for the employment or training of people by the Company other than such schemes or progammes as are under the Company's full control.

53. Special schemes The Company neither has introduced nor intends to introduce any short time working scheme or any redundancy scheme or any similar scheme.

54. Outsourcing None of the products or services supplied by the Company are produced or provided by out-workers, agency or other self-employed persons, contracted labour or agents.

                                    PENSIONS

55.  Pension Schemes

     The Company does not and has never had any Pension Scheme (to include any retirement, death or disability benefit schemes) for officers or employees or their dependents nor are there any obligations to or in respect of present or former officers or employees or any dependent of any of them with regard to retirement, death or disability pursuant to which the Company is or may become liable to make payments and no pension or retirement or sickness gratuity is currently being paid or has been passed by the Company to or in respect of any former director, former employee or any dependent of any of them.

                             LITIGATION AND OFFENCES

56.  No Litigation or Similar Process

     (a) Neither the Company nor any person for whose acts or defaults the Company may be contractually or vicariously liable is engaged in any litigation as plaintiff or defendant or in any criminal or arbitration proceedings or any proceedings before any tribunal and there are no proceedings of any of the aforesaid kinds pending or threatened either by or against the Company and there are no facts which are likely to give rise thereto nor is there any dispute with any revenue authority in relation to the affairs of the Company.

     (b) There is no unsatisfied judgment or unfulfilled order outstanding against the Company and the Company is not party to any undertaking or assistance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings.

57.  Compliance with Law

     The Company has conducted its business in compliance with all applicable laws and regulations of Ireland and of any other relevant foreign country. There is no order, decree or judgement of any court or governmental agency of Ireland or of any other country which is outstanding against the Company or which may have an adverse effect upon the assets or business of the Company.

58.  Contravention

     Neither  the  Company  nor any of its  officers  agents  or  employees  has committed or omitted to do any act or thing the commission or omission of which is or could be in contravention of any national or local statutes or enactments or of any legally binding instruments, rules, orders, regulations, ordinances, codes or directions made thereunder or of any European Union Directives or of any legally binding instruments, rules, orders, regulations, ordinances, codes or directions made thereunder.

59.  No Breaches

     Neither the Company nor any of its officers or employees has committed any offence likely to affect prejudicially the business of the Company and none of the activities or contracts or rights of the Company are ultra vires, unauthorised, invalid or unenforceable or in breach of any contract or covenant and none of the activities or business of the Company requires any licence authorisation or consent which has not been obtained on a basis which enables the Company properly to carry on its business and the Company has not committed any breach of contract or statutory duty or any law, or any tortious or other unlawful act which could lead to a successful claim or an injunction being made or granted against it and no event has occurred as regards the Company which would entitle any third party to terminate any contract or call in any money before the normal due date thereof.

60.  No Conflicts

     The Company is entitled to carry on the business now carried on by it without conflict with any valid rights of any other person and the Company is not a party to any joint venture, consortium or other joint partnership arrangement or agreement, and there are no claims against the Company for breach of any such agreement.

61.  Default in Product/Service

     The Company has not sold, supplied or provided any product or service which did not, does not, or will not comply fully with all applicable laws, regulations standards (including Irish and/or European Union standards) and customer specifications or which was, is or will be faulty, defective or dangerous or not in accordance with any representation, condition, warranty or contractual term, express or implied given in respect of or relating to it.

                              BUSINESS / AGREEMENTS

62.  Conduct of Business.

     The Company's business has been conducted solely by the Company and not through any subsidiary (other than Ivron Systems, Inc.), affiliate, joint venture, partnership or other entity or person.

63.  Authorisations

     No consent, approval or agreement of any person, party, court, government or entity is required to be obtained by the Seller or the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

64.  Agreements

(1) The Company is neither a party to nor has any liability (present or future, actual or contingent) under any deed, debenture, instrument, guarantee, warranty, indemnity, contract or agreement or commitment of any sort other than (in the ordinary and usual course of business) as specified in the Disclosure Letter (full details of which are therein disclosed to the Purchaser).

(2) The Company is not in default under or in respect of any such deed, debenture, instrument, guarantee, warranty, indemnity, contract, agreement or commitment.

65.  Restriction on Freedom

     No agreements or arrangements are in force which in any way restrict the freedom of the Company to conduct its day to day business in a normal and businesslike manner or which provide for the furnishing, receipt or exchange of information or assistance in relation to the conduct of the Company's business or which contain or create any abnormal onerous or long-term contractual obligations or commitments to be complied with or met by the Company.

66.  Brokers.

     No agent, broker, person or firm acting on behalf of the Company or the Seller or under their authority is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or like payment in connection with any of the transactions contemplated hereby

67.  Effect of Share Sale

(1) No contracts, agreements or arrangements to which the Company is a party will be terminated or affected by reason of the change in the shareholding in, or in the ownership or control of, the Company or in the business or undertaking of the Company or which will result or may result from the implementation of the provisions of this Agreement.

(2) No party to any such contract agreement or arrangement will be entitled to terminate its obligations thereunder by reason of the execution delivery or performance of this Agreement or any of the transactions contemplated thereby.

(3) Neither this Agreement nor the Completion thereof will or is likely to cause :

     (a) the Company to lose the benefit of any licence, exemption, right or privilege which it currently enjoys, or;

     (b) any person who normally does business with the Company not to continue to do so on the same basis, or;

     (c)  any officer or senior employee to leave,

     and so as far as the Seller is aware the attitude or actions of customers, employees and other persons with regard to the Company will not be prejudicially affected thereby.

(4) No person with whom the Company has entered into any agreement or arrangement is in default thereunder being a default which would have an adverse effect on the financial or trading position or prospects of the Company and there are no circumstances likely to give rise to such default.

(5) The execution of this Agreement and the observance and performance of its provisions will not and will not be likely to:

     (a) result in a breach of any contract, law, regulation, order, judgement, injunction, undertaking, decree or other like imposition to or by which the Company and/or the Seller is a party or is bound;

     (b) result in the creation, imposition, crystallisation, or enforcement of any encumbrance whatsoever on any of the assets of the Company;

     (c) result in any present or future indebtedness of the Company becoming due and payable or capable of been declared due and payable prior to its stated maturity date or in any financial facility of the Company being withdrawn; or

     (d) result in the loss or impairment of or any default under any licence, authorisation or consent required by the Company for the purposes of its business.

68.  Commission

     No person is entitled to receive from the Company any finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares under this Agreement.

69.  Customer Connection

     There is no contract to which the Company is a party which depends on the continuation of the connection (whether as an officer of the Company or otherwise) of any person with the Company.

70.  Customers and Suppliers Generally.

(1) No present customers or suppliers of the Company's business intend to cease doing business with the Company, or to diminish the amount of the business that they are now doing with the Company.

(2) No supplier or customer of the Company's business has been informed of the sale of the Shares. There is no agreement with any customer or supplier containing a provision against the change of control of the Company.


71.  Know-how

     The Company does not employ or require to employ in relation to its businesses any know-how which either infringes or is likely to infringe the rights of third parties or which has been disclosed to it by third parties under licence or similar arrangements.

72.  Licences, etc

     (a) All necessary licences, consents, permits and authorities (public and private) have at all times been obtained by the Company to enable the Company to carry on its business effectively in the places and in the manner in which such business is and has been from time to time carried on and all such licences consents permits and authorities are valid and subsisting and the Company is not in breach of any of the terms and conditions thereof and there is no reason why any of them should be suspended cancelled or revoked.

     (b) All vehicles owned, leased or hired by the company have such licenses, authorities, and other consents as are necessary or desirable to enable such vehicles to be used by the Company in connection with its business.

73.  Intellectual Property Rights

     (1) Particulars of all licences patents trade marks copyright and registered designs (if any) owned or used by the Company in connection with its business together with any user, know-how, information, assistance or development agreements to which the Company is a party (none of which will lapse on or after Completion) ("Intellectual Properties") are contained in the Disclosure Letter and all the said Intellectual Properties are registered in the name of the Company and/are otherwise beneficially owned by it and no licence or other right in respect thereof has been granted or agreed to be granted and the Company is not under any liability to pay royalties or other payments in respect thereof.

     (2) There has been no infringement by any third party of such intellectual properties and the Company has not taken or omitted to take any action that would have the effect of waiving any rights relating to such intellectual properties.

     (3) There has been no infringement by Company of any intellectual property right of any third party, and other than as disclosed in the Disclosure Letter, Company has not been advised of any such potential claim of infringement.

     (4) The Company has not granted any licences to others nor has it been granted any licences by others relative to the Company's business.

     (5) The business of the Company as now carried on does not involve the licensed use of confidential information, know-how or technical data and does not and is not likely to infringe any intellectual property rights of any other person.

     (6) The Company is not passing off any part of its business as and for the business of any other person and no person is passing off its business as and for any part of the Company's business.

     (7) The Company does not carry on business under or use on its letterhead, sales material, invoices or vehicles or otherwise any name other than its own corporate name or any names specified in the Disclosure Letter as being a name under which it does business and there are no circumstances which might prevent the Company from continuing to carry on business under any such name.

74. Disclosure of Information The Company has not disclosed or permitted to disclose, or undertaken or arranged to disclose, confidential information or lists of customers or clients.

75.  Powers of Attorney

     The Company has not delegated any powers or functions under a power of attorney or agency agreement.

76.  Computer Programme Copyright

     The Company is absolutely and solely entitled to the benefits of all copyright in any computer programme used by the Company in the course of its business.

77.  Unusual or LongTerm Contracts

     The Company is not a party to any contract entered into otherwise than in the ordinary and usual course of business or any contract which may be performed over a period in excess of one year or any contract pursuant to the terms of which any person may be or may become entitled to receive amounts based on the revenues or profits of the Company.

78.  Insiders' interests.

(1) In this paragraph the expression "Insider" means a shareholder of the Company, a Connected Person or any past or present director of the Company, or any person who is or was at the relevant time related to or otherwise associated with any such shareholder or who was at the relevant time, a Connected Person.

(2) There is not outstanding and there has not at any time during the period of six years ended on the date of this Agreement been outstanding:-

     (a) any loan, guarantee or indemnity given by the Company in favour of any Insider or in favour of any other person in respect of any liability of any Insider;

     (b) any loan, guarantee or indemnity given by any Insider in favour of the Company or in favour of any other person in respect of any liability of the Company, other than the Mentor Loan; or

     (c) any other contract to which the Company is or was a party and in which any Insider is or was interested in any way whatsoever (excluding any contract of employment between the Company and any of its directors, full details of which are set out in the Disclosure Letter).

     (3) No Insider has any interest, direct or indirect, in any trade or business which competes or is likely to compete with the Company's business.

79.  Customers.

     The Company has not within two years prior to the date hereof been, and is not in prospect of being, affected by the loss of any important client/customer or supplier or by any abnormal factor relating to a customer or supplier or by any dispute or matter which would affect the relationship of the Company with any of its customers or suppliers or any trade association to which it belongs or any member thereof.

80.  Agreements

     The Company has not since the Last Accounts Date, entered into any contract other than in the ordinary and usual course of business, including the following:

     (a) involves or is likely to involve an aggregate consideration payable by or to the Company in excess of IR(pound)100,000; and

     (b) restricts the freedom of the Company to provide or take goods or services by such means and to and from such persons as it may from time to time think fit;

     (c) is not on arms length terms or is in anyway otherwise than in the ordinary and usual course of the Company's business.

81.  Government grants

     The Company has not applied for or received any grant, subsidy, payment or allowance from any Government, authority, body or agency (whether supra-national, national, regional or local) which may at any time be or become repaid or repayable.

                      POSITION SINCE THE LAST ACCOUNTS DATE

82.  Position since the Last Accounts Date.

(1)  Since the Last Accounts Date:

     (a) the business of the Company has been continued in the ordinary and usual course with a view to profit and so as to maintain the same as a going concern;

     (b) save for disposals in the ordinary and proper course of business at not less than market value the assets of the Company have been in the possession or under the control of the Company;

     (c) the Company has not by reason of any default by it in its obligations become bound or liable to be called upon to repay prematurely any loan capital or borrowed moneys;

     (d) there has not been any damage, destruction or loss (whether or not covered by insurance) affecting the assets of the Company or of its business;

     (e)  there has been no abnormal increase or reduction of stocks;

     (f) none of the stock reflected in the Principal Accounts has been realised for an amount less than that reflected in the Principal Accounts in respect of such stock, other than in the ordinary and usual course of business;

     (g)  the  Company  has  not  offered  price   reductions  or  discounts  or
          allowances on sales of stock, or sold stock at less than cost.

     (h) no loan or advance or payment has been made or consideration given or transaction effected to or with any director, shareholder or person Connected with any of them;

     (i) the Company has not undergone any capital reorganisation nor has it made any changes in its capital structure;

     (j) there has not been and there is not threatened any labour trouble, strike or other occurrence event or condition of a similar character which adversely affects or may hereafter adversely affect the assets, Properties, business or prospects of the Company;

     (k) the Company has not disposed of or acquired any asset other than in the ordinary and usual course of business;

     (l) the Company has not entered into any transaction or a series of transactions wholly or partially designed to avoid tax;

     (m) the Company has not suffered any termination or amendment of, or changes to contractual or other relationships with any suppliers or customers of the Company, affecting the business of the Company;

     (n) the Company has not permitted any disposition of, lapse or other failure to preserve any trade-mark, trade name, logo, copyright or application or registration therefor or any trade secret of the Company which would have material or adverse consequences;

     (o) the Company has not agreed any increase in the compensation payable or to become payable by the Company to any of its officers, employees, agents, or to any Connected Person or to any person related to or otherwise associated with any of its present or former officers or employees, nor has the company agreed to any increase in any bonus payment or arrangement made to or with any such person, or to the adoption or amendment of a bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan for the benefit of employees (whether or not gratuitous);

     (p) the Company has not implemented any change with respect to the management or supervisory personnel of the Company;

     (q) the Company has not implemented any change in the accounting methods or practices followed by the Company;

     (r) the Company has not made any commitment or taken any action, including without limitation incurring of indebtedness, mortgage or pledge of property, forgiveness or cancellation or payment or discharge of debts or claims or waiver of any rights by the Company, other than in the ordinary and usual course of business; and

     (s) the Company has paid its creditors in accordance with their respective credit terms.

(2) Since the Last Accounts Date there has been no change in the financial position or trading or prospects of the Company and without prejudice to the generality of the foregoing, there has been no material adverse change in the assets or liabilities of the Company and no further liability (actual or contingent and whether disputed or not) for Taxation (including deferred Taxation) has arisen or is likely or will arise otherwise than as a result of transactions entered into by the Company in the ordinary and usual of its business since the Last Accounts Date.

(3)  Since the Last Accounts Date the Company has not:

     (a) paid or declared any dividends or otherwise made any distribution to shareholders;

     (b) entered into any capital commitments (other than in the ordinary and proper course of business and of an aggregate value of not more than (pound)500) or any long term or abnormal contract;

     (c) disposed of any part of its fixed assets or, except in the ordinary and proper course of its business, its current assets;

     (d) made any borrowings or loans other than in the ordinary and proper course of business or given security over its assets, or allowed any liens to be created thereover, or entered into any guarantees or indemnities or other surety agreements;

     (e) issued or agreed to issue or give options over any share or loan capital;

     (f)  altered its memorandum or articles of association;

     (g) permitted any of its insurances to lapse or done anything to make any policy of insurance void or voidable;

     (h)  entered into any service agreement or otherwise employed any person;

     (i) paid or agreed to pay or provide to its officers or employees any increase in fees, remuneration or benefits or otherwise agreed to any change in the terms of employment (as the case may be) of any employee employed by it at the date of this agreement or any officer holding office at the date hereof;

     (j) released any debtor on terms that he pays less than the book value of his debt (except for settlement discounts on the usual terms which have been disclosed to the Purchaser) and no debt owing to the Company has been deferred, subordinated or written off or has proved to any extent irrevocable;

     (k) repaid any loan or loan capital in whole or in part or become liable to repay such loan or loan capital.

                               PRINCIPAL ACCOUNTS

83. Accuracy of Principal Accounts The Principal Accounts are true, complete and accurate in all respects and have been prepared in accordance with the Companies Acts, 1963 to 2001 and other applicable statutes and regulations and in accordance with good and current accounting principles, practices and standards generally accepted in Ireland at the date of this Agreement including (without limitation) the statements of standard accounting practice of the Institute of Chartered Accountants in Ireland and on a basis consistent with the basis on which the accounts of the Company have been prepared for the six immediately preceding accounting periods, and

     (a) set out fairly the assets and liabilities (including without prejudice to the generality of the foregoing all contingent and unquantified and disputed liabilities) of the Company and the amounts thereof and show a true and fair view of the financial position of the Company as at the Last Accounts Date and of the results of the Company for its financial years ended on the Last Accounts Date and of the profit or losses for the periods concerned;

     (b) make adequate provision for depreciation and amortisation of the fixed assets of the Company having regard to their original costs and estimated life and include no fixed assets at a greater value than their originating cost;

     (c)  include no intangible assets;

     (d) make full provision for all actual liabilities (whether actual or contingent and whether or not qualified or disputed) and fully disclose all contingent or potential liabilities which are not expected to crystallise and all capital commitments of the Company as at the Last Accounts Date;

     (e) contain in accordance with the generally accepted accounting standards either, provisions therein adequate to cover, or essential particulars in notes thereto of, all liabilities of the Company (whether qualified, contingent, unascertained or otherwise);

     (f)  are not affected by any unusual or nonrecurring items;

     (g) make full provision or reserve for all Taxation for which the Company was on the Last Accounts Date, or at any time thereafter may have become, liable to be assessed or to pay on or in respect of or by reference to the profits, gains, incomes and earnings of the Company for any period ending on or before the Last Accounts Date and in respect of all distributions, dividends, loans, advances and payments paid, due, payable or made prior to the Last Accounts Date by reference to taxation legislation in force prior to the Last Accounts Date;

     (h)  do not overstate the value of the current or fixed assets;

     (i)  do not understate any liabilities (whether actual or contingent);

     (j) make proper and adequate provision or reserve for all bad and doubtful debts;

     (k) include all of the stock in trade and work in progress of the Company at the lower of the cost and the net realisable value and write off all redundant, obsolete and slow moving stock in trade in value, stock in trade in work in progress on a basis in all material respects consistent with that adopted for the purpose of preparing the audited accounts of the Company in respect of the last preceding accounting period.

     (l)  make  reasonable   provision  or  reserve  for  deferred  Taxation  in
          accordance   with  generally   accepted   accounting   principles  and
          standards;

     (m) do not include any accruals which the Seller regards as relating to Taxation; and

     (n) do not attribute to the Company's fixed assets a value in excess of their market value.

84.  Liabilities   Disclosed   The  Principal   Accounts   disclose  all  loans,
     guarantees, indemnities, mortgages, charges, debentures or unusual liabilities (including contingent liabilities) which have been given or made or incurred by or assigned to or vested in or were outstanding on behalf of the Company on the Last Accounts Date and since the Last Accounts Date none of the foregoing have been created.

85.  Accounts Receivable.

     (a) The Company has not made or entered into any contract or other agreement to make any loan to, or other arrangement with, any person as a result of which it is or may be owed any money other than trade debts incurred in the ordinary and usual of business and cash at bank.

     (b) The Company is not entitled to the benefit of any debt otherwise than as the original creditor and has not factored or discounted or otherwise assigned any debt or agreed to do so.

     (c) All of the debts which are reflected in the Principal Accounts as owing to the Company (apart from bad and doubtful debts to the extent to which they have been provided for in the Principal Accounts) or which have subsequently been recorded in the books of the Company have realised or will realise in the normal course of collection and within three months of Completion their full value as included in the Principal Accounts or in the books of the Company, and no such debt nor any part of it has been outstanding for more than two months from its due date for payment.

86.  Capital Commitments

     There were no commitments on capital account outstanding at the Last Accounts Date and since the Last Accounts Date none have been created and none will be created prior to Completion.

87.  No Liabilities

     The Company had at the Last Accounts Date no liabilities (absolute, accrued, contingent or otherwise), other than those included in the Principal Accounts and since the Last Accounts Date no such liabilities have been incurred other than in the ordinary and usual of business.

88.  Book Value of Assets

     The book value in or adopted for the purposes of the Principal Accounts as the value of each of the assets of the Company on the disposal of which a chargeable gain or allowable loss could arise does not exceed the amount deductible under the Capital Gains Tax Acts plus an indexation allowance computed as though each asset were disposed of on the Completion Date.

89.  Valuation of Stock and Work in Progress

     The method of valuing stock and work-in-progress and the basis of depreciation and amortisation adopted in the Principal Accounts were the same as those adopted in the audited balance sheet for the two previous financial years.

90.  No Extraordinary Items

     The profits shown by the audited profit and loss accounts of the Company for each of the three financial years ended on the Last Accounts Date have not (except as therein disclosed) been affected by an extraordinary or exceptional item or by inconsistencies of accounting practice or by the inclusion of nonrecurring items of income or expenditure or by transactions entered into otherwise than on normal commercial terms or by any other factor rendering such profits for all or any of such years unusually high or low.

91.  Accounts and Records

     All accounts books ledgers financial and other records of whatsoever kind of the Company:

     (a) have been properly maintained and contain proper records of all matters required to be entered therein by the Companies Acts, 1963 to 2001;

     (b)  do not contain or reflect any inaccuracies or discrepancies; and

     (c) give and reflect a true and fair view of the trading transactions and of the financial and contractual position of the Company and of the assets and liabilities in accordance with normal business practice.

92.  Control of Records

     The Company's records, systems and information, and the means of access to them, are exclusively owned by it and under its direct control.

93.  Accounts Payable.

     All accounts payable of the Company to third parties have arisen in the ordinary and usual of business, and, as of the date hereof there is no such account payable past due or delinquent in its payment.

94.  Filing of Accounts.

     True copies of the Principal Accounts and of the audited accounts for each financial year of the Company preceding that which ended on the Last Accounts Date have been laid before the Company in general meeting and delivered to the Registrar of Companies in compliance with the Companies Acts 1963 to 2001.

                                    PROPERTY

95.  Fee Interests

     The Company owns no freehold property.

96.  Properties held under a Lease

(1)  In the case of Properties held by the Company under a lease:

     (a) there are no unusual or onerous provisions in the lease affecting the cureent and intended use of the property;

     (b) except for normal forfeiture provisions, the lease does not include express provision whereby either the landlord or the tenant may terminate the lease prematurely;

     (c) there are no rent reviews currently under negotiation or the subject of reference to either an expert, an arbitrator or the Courts.

     (d) the Company is not in breach nor has it breached any of the covenants, restrictions or conditions contained or referred to in the lease.

(2) The use and mode of construction of the Property is and always has been in compliance with law.

(3) The Properties under lease comprise all the lands and buildings owned, occupied or used by the Company or in which the Company has any interest.

(4) The Company is the legal and beneficial owner of the leasehold interest in the Properties.

                               COMPANIES ACT 1990

97.  Investigations

(1) No application has been made pursuant to Section 7 or Section 8 of the Companies Act 1990 (the "1990 Act") for the appointment of an Inspector to investigate the affairs of the Company and no such application is threatened or anticipated.

(2) The Company is not the subject of or adversely affected by any court order made pursuant to Section 12 of the 1990 Act or otherwise the subject of or adversely affected by any proceedings instituted by or against any person as a result of any investigation of any Companies' affairs under the 1990 Act.

(3) The Company is not identified or referred to in any inspector's report made pursuant to Section 11 of the 1990 Act.

(4) No inspector has been appointed by the Minister for Enterprise and Employment (the "Minister") under Section 14 of the 1990 Act to investigate the ownership of the Company and no person has been required pursuant to
     Section 15 of the Act to give the Minister any information as to the ownership of the Company.

(5) No shares in or debentures of the Company are subject to or have been issued in contravention of any restriction under Section 16 of the 1990 Act and the Company is not legally or beneficially interested in any shares in or debentures of the Company which are the subject of any restriction under
     Section 16 of the 1990 Act.

(6) No directions have been given to the Company under or pursuant to Section 19 of the 1990 Act in relation to the production of documents.

98. Disclosure of Interest in Shares Each shareholder of the Company who is, or has at any time been required to notify the Company of its interests in any share in or debenture of the Company pursuant to Section 53 of the 1990 Act has duly complied with its obligations under Part IV Chapter 1 of the 1990 Act.

99.  Compliance with Companies Act 1990

     The Company has not:-

     (a) entered into any arrangement in breach of Section 28 or Section 29 of the 1990 Act;

     (b) made any loans or quasi loans (within the meaning of Section 25 of the 1990 Act), entered into any credit transaction as creditor or entered into any guarantee or indemnity or provided any security in connection with a loan, quasi loan or credit transaction in breach of Section 31 of the 1990 Act;

     (c)  been and is not  related  to any  other  company  for the  purpose  of
          Section 140 of the 1990 Act and is not and will not at any time be liable to be subject to an order made under that section by virtue of any Act (whether of commission or of omission) that occurred prior to Completion;

     (d) had a notice served on it by its auditors pursuant to Section 185 or 194 of the 1990 Act;

     (e) been struck off and subsequently restored to the Register pursuant to the provisions of Section 311(A) of the Companies Act 1963;

     (f) entered into any transaction or arrangement particulars whereof would, pursuant to Section 41 of the 1990 Act, require to be contained in the accounts prepared by such company;

     (g) purchased or redeemed its own shares or those of its holding company or created treasury shares pursuant to the provisions of Part XI of the 1990 Act.

100. Interested Parties

(1) No indebtedness or liability (whether actual or contingent and whether or not quantified or disputed) and no contract, commitment or arrangement is outstanding between the Company and any Seller or any Connected Person.

(2) Neither of the Seller nor any Connected Person has any right or interest directly or indirectly in any business which is or is likely to be or become competitive with the business of the Company.

(3) Neither the Seller nor any Connected Person is entitled to any claim of whatsoever nature against the Company and neither the Seller nor any Connected Person has assigned to any person the benefit of any such claim to which he would otherwise have been entitled.

101. Safety in Industry

(1) The Company has duly discharged its duties and performed its obligations under and in compliance with the Safety in Industry Acts 1955 and 1980, (the "SAIS") and under the Safety Health and Welfare at Work Act 1989 (the "SHW Act") and all regulations, directions, notices and orders made or served thereunder and has complied with any relevant code of practice issued by the National Authority for Occupational Safety and Health established pursuant to the SHW Act.

(2) Neither the Company nor any of its Properties are subject to any investigation or enquiry pursuant to the SAIS or the SHW Act and no direction, notice or order has been served on the Company or any of the Properties pursuant to the SAIS or the SHW Act and no application has been made to court under the SAIS or the SHW Act for an order restricting or prohibiting the use of any of the Properties or any part thereof, nor is any prosecution threatened or pending in respect of any possible breach of the SAIS or the SHW Act or related regulations.

                                 COMPETITION LAW

102. Competition

(1) The Company is not a party to or concerned in any agreement, practice or arrangement which is registered or notifiable under or contravenes or is invalidated (in whole or in part) by the provisions of the Competition Acts 1991 to 1996 or the Consumer Information Act 1978 and no order has been made thereunder against the Company.

(2) The Company is not nor has it ever been, a party to or concerned in any agreement, decision or practice prohibited by Articles 85 and/or 86 of the Treaty of Rome, or which contravenes any anti-trust, anti-monopoly or anti cartel legislation or regulation of Ireland or of the European Union or of any relevant jurisdiction nor has the Company made any application to the Commission of the European Union for a declaration of inapplicability or for negative clearance in respect of any agreement, decision or practice nor is the Company abusing, nor has it abused, a dominant position.

(3) In relation to every merger or take-over in which the Company was involved prior to the date of this agreement and to which the Mergers Act applied, the Minister has issued a statement in writing prior to completion of the merger or take-over concerned stating that he decided not to make an order under section 9 of the Mergers Act.

(4) The Company is not now nor has it been, a party to any agreement or arrangement or been involved in any business practice in respect of which any request for information, statement of objections, request or similar matter has been received by the Seller or the Company from any court, tribunal, governmental, national or supranational authority.

(5) The Company has not made or threatened to make any complaint against any other person or any relevant authority under any law or legislation referred to in this paragraph.

(6) The Company has not given any assurance or undertaking to the Irish Competition Authority, the Commission or Court of First Instance or Court of Justice of the European Union or to any other court, person or body, and is not subject to any act, decision, regulation or order or other instrument (statutory or otherwise) made by any of them in relation to any matter referred to in this paragraph.

(7) The Company is not in default or in contravention of any article, act, decision, regulation, order or other instrument or of any assurance or undertaking relating to any matter referred to in this paragraph.

(8) None of the Companies has given any consents limiting or excluding its rights to do business and/or compete in any area or field with any other person.

                               CONDUCT OF BUSINESS

103. Code of Practice/Orders

(1) No code of practice has been issued by any government department, association or similar body which relates to the Company's business.

(2) (Apart from statutory instruments) no order or notice been made, given or published affecting the prices which may be charged for any goods as services supplied by the Company and no notification has been received or published of any intention to make such an order or to give such a notice.

104. Investigations

     There is not pending, or in existence any investigation or inquiry or tribunal of inquiry by, or on behalf of, any governmental or other body in respect of the affairs of the Company or which is likely to involve the Company or any of its personnel.

105. Attachment of Defaulters Funds

     No notice of attachment has been served on the Company nor in relation to any funds of the Company of the Company under Section 72(2) of the Finance Act, 1988.

106. July Shares and Earn-Out Shares [compare against term sheet]

     Each Seller (i) understands that issuance of the July Shares and the Earn-Out Shares have not been, and will not be, registered under the Securities Act of 1933 (the "Securities Act"), or under any state securities laws, and that they are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the July Shares and the Earn-Out Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is an "Accredited Investor" as defined in the rules promulgated pursuant to the Securities Act, or is a sophisticated investor with knowledge and experience in business and financial matters,
     (iv) has received certain information concerning Gentner and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the July Shares and the Earn-Out Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding the July Shares and the Earn-Out Shares, (vi) has had an opportunity to discuss the investment contemplated herein with legal and other advisors, and (vii) has accurately completed and delivered to the Company an investor questionnaire ("Investor Questionnaire") in the form previously delivered to the Seller.

                                  PART II: TAX

              References to `the Companies' in the warranties shall
                   include the Group Companies or any of them.

1.   General

     (a) When making payments subject to the deduction of Tax, all appropriate deductions have been made and paid to the appropriate authorities including, without limitation, all deductions required to be made pursuant to the TCA.

     (b) All Taxation of any nature whatsoever or other sums imposed charged assessed levied or payable under the provisions of applicable legislation relating to Taxation for which the Company is liable as a result of any act or omission by the Company prior to or on Completion will if, and insofar as such Taxation or other sums ought to be paid prior to or on Completion, have been paid at or before Completion. In particular, but without prejudice to the generality of the foregoing, at Completion, all amounts due for payment to the Revenue
          Commissioners in respect of excise duty and of Value Added Tax in respect of goods or services supplied prior to Completion or goods imported prior to Completion, and of income tax deductible prior to Completion under Schedule E by virtue of the PAYE regulations from time to time in force will have been paid so that the Company will have no liability in respect thereof and at Completion all Social Welfare and Pay Related Social Insurance contributions (both employer's and employees') and any other levies and impositions due in respect of the employees of the Company will have been duly paid.

     (c) The Company is not liable nor has at any time since the date of incorporation been liable to pay interest on overdue Taxation.

     (d) The Company has not acquired or disposed of any asset or entered into any transaction otherwise than by way of bargain at arm's length.

     (e) The Company has not entered into any financing or leasing agreement in which or in connection with which the Company has indemnified any other party against any claim, loss or other liability arising from any change in tax legislation or in the interpretation of Tax legislation.

     (f) There are set out in the Disclosure Letter full particulars of all material differences between the accounting and Taxation treatments of all items in the Accounts.

     (g) There is no appeal by the Company pending against any assessment to Tax and the Company is not in default in payment of any Tax within the period prescribed for payment thereof.

     (h) The Company has not been at any time, for Taxation purposes, resident in any jurisdiction other than the Republic of Ireland nor has it been at any time managed or controlled in or from any country other than

          Ireland or carried on a trade or profession or had a branch agency or permanent establishment or other taxable presence in any country other than Ireland.

     (i)  The Company has since the date of incorporation:-

          (i)  furnished   the  relevant   Inspector  of  Taxes  with  full  and
               materially accurate particulars relating to the affairs of the Company where required;

          (ii) properly  and  within  the  prescribed  periods  of time made all
               returns  and  given  or  delivered  all  notices,   accounts  and
               information required for the purpose of Taxation; and

          (iii)complied fully with the requirements of Part 41 of the TCA regarding the payment of preliminary tax, corporation tax and capital gains tax.

          All such particulars, returns, notices, accounts, information and payments have been correct in all material respects and on a proper basis and none are disputed by the Revenue Commissioners or other authority concerned. In addition there are no grounds or circumstances which might cause any such dispute and the Company has made all claims which would be of benefit to it within the time limits laid down in the relevant legislation.

     (j) No act or transaction has been effected in consequence of which the Company is liable for any Taxation primarily chargeable against any other person, including any other company.

     (k) The Company does not and never has had any interest in the share or loan capital of any other body corporate or unincorporate.

     (l) The Company is not now member of a partnership, joint venture, consortium, group or other association.

     (m) (i) No change of ownership of the Company has taken place nor will take place in the period up to and including Completion in circumstances such that Section 401 TCA (change in ownership of the company: disallowance of trading losses) has or may be applied to deny relief for a loss or losses acquired from the Seller or incurred by the Company.

          (ii) Tax Warranty 1(m)(i)(A) would not apply to the extent that any act, transaction or omission by or on behalf of the Purchaser or the Company after Completion would result in the application of the said Section 401 TCA.

     (n) The Disclosure Letter contains full and accurate particulars of all transactions effected otherwise than in the ordinary and usual of business in respect of which the Company is required to make a specific return to the Revenue Commissioners or other relevant authorities.

     (o) The Company has not been the subject of any audit, inspection or discovery by the Revenue Commissioners and there are no facts to the best of the knowledge, information and belief of the Sellers which are likely to cause such an audit, inspection or discovery to be made.

     (p) Any revaluation of immovable property of the Company will have been a bona fide revaluation in accordance with Part IV of the Companies (Amendment) Act, 1983 and the Schedule to the Companies (Amendment) Act, 1986 and otherwise in compliance with law.

     (q) There have been no bonus issues, repayments and reorganisations of capital.

     (r) There are no arrangements or agreements between the Company and the Revenue Commissioners or any other Taxation Authority pursuant to which the Company is authorised to deviate from its statutory obligations with respect to Taxation.

     (s) In respect of all transactions entered into by the Company which required a consent or clearance from the Revenue Commissioners or any other Taxation Authority, all such consents or clearances were validly obtained prior to the transaction having been effected and the conditions of any such consents or clearances were strictly adhered to within the appropriate time periods and to the best of the Sellers' knowledge, information and belief, there are no circumstances that have arisen since any application for consent or clearances made which might cause such consent or clearance to be withdrawn or invalidated.

     (t) All payments made by the Company requiring the deduction of Tax have been properly made and such Tax which ought to have been deducted has been properly accounted for.

     (u) No relief from against or in respect of Tax has been claimed or given to the Company which could or might be effectively postponed restricted withdrawn or otherwise diminished as a result of any act or omission or circumstance occurring before Completion.

     (v) The Company has made all claims which would be of benefit to it within the time limits laid down and in accordance with any other conditions laid down in respect thereof in the relevant legislation.

     (w) No asset has been disposed of by the Company to any Connected Person or otherwise in a manner not at arm's length.

     (x) The Company has never claimed relief under Part 14, Chapters 1 and 2 of the TCA. The existing operations of the Company will not qualify for the relief and there is no dispute with the Inspector of Taxes or with any Taxation Authority with regard to this relief.

     (y) The Company has not repaid share capital or any part thereof and the Company has not issued as paid up otherwise than by receipt of new consideration any new shares.

     (z) The Company has not made any payment to or provided any benefit to any officer or employee of the Company which is not allowable as a deduction in calculating the profits of the Company for Taxation purposes.

     (aa) The book value of each of the capital assets of the Company in or adopted for the purpose of the Accounts does not exceed the base cost thereof for the purposes of calculating liability to capital gains tax or corporation tax on chargeable gains on a disposal thereof by the Company.

     (bb) Section 138 of the TCA does not apply as the Company does not have preference shares.

     (cc) If fixed assets which have been stated in the Net Asset Statement in excess of their cost were disposed of for a consideration equal to the book value of that asset shown in the Accounts, then no liability to Corporation Tax on chargeable gains or balancing charge under Part 20 of the TCA or under the TCA generally, would arise and for the purpose of determining the liability to Corporation Tax on chargeable gains, any relief or allowances available to the Company other than amounts falling to be deducted under Part 19 and Section 828 of the TCA shall be disregarded.

     (dd) The provisions of Part 13 of the TC, do not apply to the Company.

     (ee) Goods produced by the Company do not fall within the definition of goods regarded as manufactured within the meaning, and for the purposes of section 443 of the TCA and the Company has at all material times been eligible to claim the reduction of corporation tax provided for in section 448 of that Act.

     (ff) The Company is not, and has at no time been, member of any group of companies within the meaning of section 616 of the TCA or associated with any other company within the meaning of section 19 of the Finance Act, 1952.

     (gg) The Company has not entered into or been a party to any schemes or arrangements which were not effected for bona fide commercial purposes and which were designed partly or wholly for the purpose of avoiding Taxation nor has the Company received any notice under Section 811 of the TCA nor has the Company been engaged in or been a party to a tax avoidance transaction within the meaning of the said Section.

     (hh) No notice of attachment has since the date of incorporation been served on the Company or in relation to any funds of the Company under
          Section 1002 of the TCA.

     (ii) The Company has not been and is not assessable to Tax under Section 1034 or 1035 of the TCA.

     (jj) The Company has not committed any act, made any omission, made any understatement of liability or overstatement of entitlement or failed to draw an understatement in an assessment to the attention of the Revenue Commissioners which might constitute an offence and/or give rise to any liability to a penalty under Section 1078 of the TCA.

     (kk) No surcharge for late submission of returns under Section 1084 of the TCA has or will become payable by the Company.

     (ll) No penalty under Section 1084 of the TCA has or will become payable in respect of the Company.

     (mm) At Completion  the Company will have paid all amounts due by virtue of
          Section 523 of the TCA.

2.   Corporation Tax

     (a) The Company has not since the date of incorporation paid remuneration to its directors in excess of such amount as will be deductible in computing the taxable profits of the Company; and

     (b)  The Company has not at any time:-

          (i) repaid or redeemed or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

          (ii) capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid or any shares debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolution to do so; or

          (iii)provided capital to any company on terms whereby the company so capitalised has in consideration thereof issued shares loan stock or other securities where the terms of any such capitalisation were otherwise than by way of a bargain made at arm's length or where the shares loan stock or other securities acquired are shown in the Accounts at a value in excess of their market value at the time of acquisition.

     (c) The Company has not paid nor will pay prior to Completion remuneration or compensation for loss of office or make any gratuitous payment or any other payment in respect of management or other services rendered or to be rendered to the Company to any of its present or former directors or employees which will not be deductible in computing the taxable profits of the Company.

     (d) No capital gain chargeable to corporation tax would accrue to the Company on the disposal of a debt owed to the Company where the proceeds equal the value of the debt (net of provisions) in the Net Asset Statement.

     (e) All plant and machinery and industrial buildings in respect of which the Company has claimed capital allowances satisfied the requirements of the relevant legislation entitling the Company to claim capital allowances thereon and the Company satisfied all relevant requirements of the said legislation and no circumstances have arisen which could result in any such allowances previously made being withdrawn.

     (f) The Company has not effected or entered into any act, transaction or arrangement of any nature whereby it has incurred or may hereafter incur any liability under or by virtue of any of Sections 98, 99, 100 or 103,of the TCA in connection with any act or event occurring or commencing before Completion.

     (g) The Company is not tenant under any lease or leases which was or were granted at an undervalue such that a charge might arise by virtue of
          Section 99 of the TCA on any assignment thereof. The Company has not entered into any transaction or transactions which falls or fall within the provisions of Sections 99, 100 and 102 of the TCA.

     (h) The provisions of Sections 133 and 134 of the TCA do not apply to the Company.

     (i) No allowable loss which has arisen or which may hereafter arise on the disposal by the Company of shares in or securities of any company is liable to be disallowed in whole or in part by virtue of the application of Section 621 or Section 139 of the TCA in connection with any act or event occurring or commencing before Completion.

     (j) The Company has duly complied in all material respects with the requirements of Part 18 of the TCA and with the requirements of all other provisions relating to the deduction and withholding of tax at source up to the date hereof and all such Tax which has become due to the Revenue Commissioners has been paid to the Revenue Commissioners.

     (k) No allowance in respect of capital expenditure incurred or deemed incurred before Completion of the Company is or may be restricted by virtue of Part 9 of the TCA

     (l) Any machinery or plant provided for use for the purposes of the trade of the Company after 1 April 1990 is used wholly and exclusively for the purposes of the trade of the Company, both generally and within the meaning and for the purposes of Part 9 of the TCA.

     (m) The provisions of Section 317 of the TCA do not apply to any expenditure incurred by the Company.

     (n) No change of ownership of the Company has since the date of incorporation taken place in circumstances such that Section 401 of the TCA has nor may be applied to deny relief for a loss or losses incurred by the Company.

     (o) The Company is not lessor in respect of any plant or machinery to which the provisions of Section 403 of the TCA apply.

     (p) The Company is not liable to make a subvention payment or any other payment for an amount surrendered by any other company under or in connection with the provisions of Section 411 of the TCA with any act or event occurring or commencing before Completion.

     (q) The Company has not surrendered or claimed any amount by way of group relief under the provisions of Part 12, Chapter 5, of the TCA and will not make any such surrender or claim prior to Completion.

     (r) The Company has not, nor ever has had, an approved share option scheme/ profit sharing scheme under Part 17, Chapter 1, of the TCA.

     (s)  The utilisation of losses incurred by the Company is not restricted by section 456 of the TCA.

     (t) No event has occurred and the Company has not entered into any transaction which could give rise to a liability to Tax under Part 20, Chapter 1, of the TCA.

     (u) No tax liabilities will arise in the Company under Section 623 of the TCA as a result of the Company ceasing to be owned by the Seller.

     (v) The Company has not entered into any of the transactions to which Part 21 of the TCA applies and it does not hold nor has it disposed of `new assets' for the purposes of Section 631 of the TCA.

     (w) The Company has not entered into any transaction as a result of which it could be assessed to Tax under Part 22, Chapter 1, of the TCA or
          Section 35 of the Finance Act, 1965

     (x) The Company has not entered into a transaction by virtue of which it will be chargeable under Case IV of Schedule D in accordance with
          Section 815 of the TCA.

     (y) The Company has not entered into or taken any steps the object of which is a transaction which comes, or might come, within Section 817 of the TCA.

     (z) The Company has not paid or become liable to pay any interest charged by virtue of Sections 1080, 1081, 1082 and 1083, Part 47, Chapter 5, of the TCA and the Company has not and will not prior to Completion be in default in payment of any Tax within the period prescribed for payment thereof.

     (aa) The Company has never been a party to a loan arrangement in respect of which interest or any other amount payable thereunder is capable of being treated as a distribution pursuant to the provisions of Part 6, Chapter 2 of the TCA.

     (bb) The Net Asset Statement does not take or purport to take into account any relief or allowance for tax purposes (by way of deduction in computing profits or gains or deduction or set off against income or total profits) which could be disallowed under the TCA.

     (cc) No rents, interest, annual payments or other sums of an income nature or any other nature paid or payable by the Company or which the Company is under an obligation to pay in the future are wholly or partially disallowable as deductions or charges in computing profits or gains for the purposes of Tax by reason of the provisions of the TCA or otherwise.

     (dd) The Company has not since the date of incorporation received payment in respect of professional services from an accountable person within the meaning of Part 18, Chapter I of the TCA.

     (ee) The Company has not since the date of incorporation acquired any assets other than trading stock from any company which at the time of acquisition was a member of the same group of companies as referred to in Section 617 of the TCA.

3.   Advance Corporation Tax ("ACT")

     (a) The Company has no liability to ACT under Chapter 8 of Part 6 of the TCA.

     (b) The Company has not made an election under Section 165 and no surrender has been made under Section 166 of the TCA.

     (c)  The  Company is not  affected  by the  provisions  of  Section  167 or
          Section 170 of the TCA.

4.   Capital Gains Tax

     (a)  There have been no claims under Section 538 of the TCA by the Company.

     (b) No Tax liability has been deferred under any provision of the TCA including, without limiting the foregoing, Section 981 of the TCA.

     (c) There have been no transactions falling within the terms of Section 547 of the TCA to which the Company has been a party. (d) The Company has not entered into any transactions to which Section 590 and Sections 615 to 617 inclusive of the TCA or Part 21 of the TCA apply.

     (e) The Company does not own any shares or securities acquired as a `new holding' within the meaning and for the purposes of Sections 584 to 587 inclusive and Section 733 of the TCA.

     (f)  No claim has been made by the Company under Section 1005 of the TCA.

     (g) The Company has not made any disposal within the meaning of Chapter 2 of Part 22 of the TCA.

     (h) The value of each asset in the Net Asset Statement does not exceed and will not up to Completion exceed the sum which would be allowable as a deduction in the computation (under Chapter 2, Part 19 of the TCA) of the gain which would accrue on the disposal of such asset.

     (i) The Company has not made any claim for roll-over relief under Section 597 of the TCA.

     (j)  The  Company  has not made  any such  transfer  as is  referred  to in
          Section 589 of the TCA or received any asset by way of gift as mentioned in Section 978 of the TCA.

     (k) The Company has not been a party to or involved in any share for share exchange or any scheme of reconstruction or amalgamation such as are mentioned in Part 19 and Section 733 or Section 615 of the TCA under which shares or debentures have been issued or any transfer of assets effected.

     (l) The Company has not entered into any transaction which has, will or may give rise to a charge to Tax under the provisions of the TCA relating to companies' capital gains or under the provisions of the Capital Acquisitions Tax Act, 1976.

     (m) The Company has not entered into or taken any steps the object of which is a transaction which comes within or might come within Section 549 of the TCA.

     (n) No obligation has arisen or will arise prior to Completion for the Company to deduct an amount under Section 980 TCA.

     (o) The Company has not had to apply for a certificate under Section 980(8) of the TCA.

5.   Stamp Duty

     (a) The Company has duly complied with and has no liability under the SDCA.

     (b) All documents in the possession or under the control of the Company relating to transfers of shares in the Company or the Properties which attract stamp duty have been properly and adequately stamped.

     (c) No relief, exemption or reduction has been obtained from companies capital duty or stamp duty and without prejudice to the generality of the foregoing no relief, exemption or reduction has been obtained from companies capital duty or stamp duty under Section 119 of the SDCA , or from stamp duty under Section 79 of the SDCA, or Section 80 of the SDCA, which:

          (i)  has become liable to forfeiture; or

          (ii) may be forfeited in the future.

     (d) All capital duty and/or stamp duty payable by the Company in respect of any of the transactions referred to in the SDCA has been duly and promptly paid by the Company so that there is no liability in respect thereof or any interest and/or penalty thereon.

     (e) All other capital and/or stamp duty relating to transfers of shares in the Company or the Properties howsoever arising or payable has been paid by the Company and there is no outstanding liability therefor or interest and/or penalty thereon.

6.   Value Added Tax

     (a) The Company has registered and is a taxable person for the purposes of the Value Added Tax Act, 1972 and has complied in all respects with such legislation and all regulations made or notices issued thereunder and has maintained full complete and correct and up to date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof.

     (b) The Company has duly made Value Added Tax (`VAT') returns accurately and in time and has accounted for and paid on time all VAT due and payable by it and has provided Tax invoices in the required form and within the required time to all persons to whom the Company has made a taxable supply of goods or services. The Company has never issued any invoice containing an amount of Tax which is not due.

     (c) The Company is not in arrears with its payments or returns or notifications under the Value Added Tax Acts regulations or notices or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of the penal provisions contained therein.

     (d) The Company has not been required by the Revenue Commissioners or other appropriate fiscal authorities to give security under the Value Added Tax Acts.

     (e) No arrangement exists or has existed whereby pursuant to Section 8 (8) of the Value Added Tax Act, 1972, and Regulation 5 of the Value Added Tax Regulations, 1979, (as amended) the business activities of the Company is or were deemed to be carried on by any other person or the business activities of any other person are or were deemed to be carried on by the Company.

     (f) The Company has not prior to the date hereof availed of the procedure in Section 58 of the Finance Act, 1989, whereby a trader may account and make returns for VAT purposes other than after each two monthly taxable period.

     (g) The Company has never acted as agent, manager or factor of any person not resident in the State so as to be accountable for that person's Tax under Section 37 of the Value Added Tax Act, 1972.

     (h) The only deductions of input Tax (i.e., Tax paid in respect of supplies to the Company) from output Tax (i.e., Tax payable by the Company in respect of supplies made by it) which the Company has claimed are credits or deductions allowable under Section 12 of the Value Added Tax Act, 1972. The Company has never claimed deduction of any input Tax in circumstances which would give rise to any repayment of Tax under the Value Added Tax Acts.

     (i) Any payments of excess credit for input Tax or refunds of Tax to the Company have been made on the correct basis.

     (j) The Company has never been required to make adjustments to the deduction of input Tax on capital items in accordance with the provisions of Section 12 of the Value Added Tax Act, 1972.

     (k) No value is attributable in the Accounts to credit for input Tax paid which is not available in full by reason of the Company having made exempt supplies for VAT purposes or otherwise nor for refunds not made on the correct basis.

     (l) The Company has never been and will not up to Completion be liable to any penalty and no goods of the Company have been or will up to Completion be liable to forfeiture under Section 27 of the Value Added Tax Act, 1972.

     (m) Set out in the Disclosure Letter are copies of all written notifications of elections to waive exemptions from Tax under section 7(1) of the Value Added Tax Act, 1972, which affect the Company in any way.

     (n) The Company does not make exempt supplies for VAT purposes nor is it unable to obtain a credit or deduction for any input tax paid or suffered by it.

     (o) The transfer of the Seller's business to the Company will be treated as a transfer of a business within Sections 3(5)(b)(iii) and 5(8) of the Value Added Tax Act 1972.

7.   Capital Acquisitions Tax

     (a) There is no unsatisfied liability to capital acquisitions tax attached or attributable to the Shares and the Shares are not subject to a charge in favour of the Revenue Commissioners.

     (b) No person is liable to capital acquisitions tax attributable to the value of any of the Shares and in consequence no person has the power to raise the amount of such tax by sale or mortgage or by a terminable charge on any of the Shares.

     (c) The Company has not prior to the date hereof entered into any arrangement or taken any steps which come within Section 90 of the Finance Act, 1989.

     (d) There is no unsatisfied liability to capital acquisitions tax attached or attributable to any shares in the capital of the Company and no shares in the capital of the Company are subject to a charge in favour of the Revenue Commissioners, whether under section 47 of the Capital Acquisitions Tax Act, 1976 or otherwise.

8.   PAYE/Social Welfare

     (a)  The Company is registered for the purposes of  regulations  made under
          Section 986 of the TCA (PAYE regulations) and has complied at all times in all respects with such regulations and has maintained full, complete, correct and up to date records appropriate or requisite for the purposes thereof.

     (b) The Company is not in arrears with its payments or returns required under regulations made under Section 986 of the TCA (PAYE regulations) or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provisions due to non-compliance with the said regulations.

     (c) The Company has complied in all respects with Part II, Chapter I, Social Welfare Consolidation Act, 1981, Health Contributions Act, 1979, Youth Employment Agency Act, 1981, and any regulations made under those Acts and has maintained full, complete, correct and up to date records appropriate or requisite for the purposes thereof and has not committed any offence under Section 115, Social Welfare Consolidation Act, 1981, and is not liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provisions due to non-compliance with the said Acts and/or regulations.

     (d) The Company has not availed of the Income Tax (Employments) Regulations, 1989, (SI No 58 of 1989) whereby an employer may make remittances of PAYE deducted from his employees at longer intervals than the normal monthly remittance basis.

                                  SCHEDULE 5.1

                              Warranties of Gentner

Gentner warrants, represents, and undertakes to each Seller and their successors in title in relation to Gentner, as follows:

1.   Information Furnished.

     All information given by or on behalf of Gentner to the Seller or any shareholder, accountant, lawyer or agent thereof in the course of the negotiations leading to this Agreement was, when given, and is at the date hereof true, accurate and complete in all material respects.

2.   Other Information.

     There is no fact or matter which to the knowledge of Gentner, has not been disclosed in writing to the Seller which renders the information referred to in paragraph 1 untrue or misleading at the date of this Agreement or which, on the basis of good faith, ought to be disclosed to any intending Seller of the Shares or the disclosure of which might reasonably affect the willingness of a Seller to sell the Shares on the terms (including the consideration) contained herein. Gentner undertakes to disclose immediately to each Seller anything which come to its notice which is or may be a breach of any of the warranties set forth in this Schedule 5.1.

3.   Representations and Warranties

     None of the representations or warranties made by Gentner in this Agreement or in any document to be delivered by it pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a fact, or omits or will omit to state a fact necessary to make any statement or fact contained herein or therein not misleading.

5.   Recitals and Schedules.

     The information set out in the recitals and Schedules hereto is true, complete and accurate in all respects.

6.   Organization of Gentner.

     Gentner is a corporation duly organized, validly existing, and in good standing under the laws of Utah.

7.   Capitalization.

     The authorized capital stock of Gentner consists of 50,000,000 shares of common stock, par value $.001 per share. As of September 28, 2001, 8,640,778 shares of common stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of common stock were held in treasury. As of June 30, 2001, Gentner had 1,750,798 options to purchase common stock of the company outstanding under two employee stock option plans. The Company's 1998 Stock Option Plan (the
     "Plan") provides for grants of up to 1,700,000 shares. In addition, Gentner's board of directors has recommended to the shareholders an amendment to the Plan providing for increasing the number of shares thereunder to 2,500,000 shares. Except as set forth herein, and other than Gentner's 1997 Employee Stock Purchase Plan in which all employees may participate, no third party has any right to purchase shares in Gentner.

8.   Authorization of Transaction.

     Gentner has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Gentner, enforceable in accordance with its terms and conditions.

9.   Noncontravention.

     The execution and the delivery of this Agreement, and the consummation of the transactions contemplated hereby will not or with the giving of notice or the lapse of time, or both, would not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Gentner is currently subject or any current provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Gentner is a party or by which it is bound or to which any of its assets is subject. Gentner does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, which will not be obtained prior to the Completion.

10.  Brokers' Fees.

     Gentner has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

11.  Calculation of EPS

     In relation to the calculation of Earn-Out in clause 2.3, Gentner will act in good faith in accordance with its customary practices and U.S. Securities and Exchange Commission practice in making the EPS calculation.

12.  Payment of Consideration

     In relation to the payment of consideration, Gentner will act on a commercially reasonable basis in connection with the shipment of product and the payment of consideration.

13.  Earn-Out

     If and to the extent that the Earn-Out consideration would be adversely affected by:

     - a corporate reorganisation which would relocate all or a part of the business of the company to another body corporate

     - the imposition of an Encumbrance on the company or its business other than in the ordinary and usual of business

     -    an unforeseen circumstance
     then such reorganisation, imposition, or unforeseen circumstance (as the case may be) shall be disregarded in the calculation of the earn-out Consideration.

                                  SCHEDULE 5.2

                          Warranties of the Purchaser.

Purchaser warrants, represents, and undertakes to each Seller and their successors in title in relation to Purchaser, as follows

1.   Information Furnished.

     All information given by or on behalf of the Purchaser to the Seller or any shareholder, accountant, lawyer or agent thereof in the course of the negotiations leading to this Agreement was, when given, and is at the date hereof true, accurate and complete in all material respects.

2.   Other Information.

     There is no fact or matter which to knowledge of Purchaser has not been disclosed in writing to the Seller which renders the information referred to in paragraph 1 untrue or misleading at the date of this Agreement or which, on the basis of good faith, ought to be disclosed to any intending Seller of the Shares or the disclosure of which might reasonably affect the willingness of a Seller to sell the Shares on the terms (including the consideration) contained herein. Purchaser undertakes to disclose immediately to each Seller anything which come to its notice which is or may be a breach of any of the warranties set forth in this Schedule 5.2.

3.   Representations and Warranties

     None of the representations or warranties made by the Purchaser in this Agreement or in any document to be delivered by it pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a fact, or omits or will omit to state a fact necessary to make any statement or fact contained herein or therein not misleading.

4.   Recitals and Schedules.

     The information set out in the recitals and Schedules hereto is true, complete and accurate in all respects.

5.   Organization of the Purchaser.

     The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of Utah.

6.   Capitalization.

     The authorized capital stock of the Purchaser consists of 100 shares of common stock, no par value. As of September 28, 2001, ten (10) shares of common stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of common stock were held in treasury. As of September 28, 2001, no options or other rights to subscribe for common stock had been issued.

7.   Authorization of Transaction.

     The Purchaser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions.

8.   Noncontravention.

     The execution and the delivery of this Agreement, and the consummation of the transactions contemplated hereby will not, or with the giving of notice or the lapse of time, or both, would not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is currently subject or any current provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets is subject. The Purchaser does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, which will not be obtained prior to the Completion.

9.   Brokers' Fees.

     The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

10.  Calculation of EPS

     In relation to the calculation of Earn-Out in clause 2.3, the Purchaser will act in good faith in accordance with its customary practices and U.S. Securities and Exchange Commission practice in making the EPS calculation.

11.  Payment of Consideration

     In relation to the payment of consideration, the Purchaser will act on a commercially reasonable basis in connection with the shipment of product and the payment of consideration.

12.  Earn-Out

     If and to the extent that the Earn-Out consideration would be adversely affected by:

     - a corporate reorganisation which would relocate all or a part of the business of the company to another body corporate

     - the imposition of an Encumbrance on the company or its business other than in the ordinary and usual of business

     -    an unforeseen circumstance

     then such reorganisation, imposition, or unforeseen circumstance (as the case may be) shall be disregarded in the calculation of the earn-out Consideration.

================================================================================
SIGNED SEALED AND DELIVERED by the
said Mike Peirce in the presence of:
--------------------------------------
Witness Signature:
/s/James A. Valeo                      /s/Michael Pierce
                                                                           SEAL
-------------------------------------- -----------------------------------------
Address:1825 Research Way
Salt Lake City, UT  84119

                                       -----------------------------------------

Description: Attorney

================================================================================



================================================================================
SIGNED SEALED AND DELIVERED by the
said Joe Stockton in the presence of:
--------------------------------------
Witness Signature:
/s/James A. Valeo
                                                                           SEAL
-------------------------------------- -----------------------------------------
Address:1825 Research Way
Salt Lake City, UT  84119

                                       -----------------------------------------

Description:  Attorney

================================================================================



================================================================================
SIGNED SEALED AND DELIVERED by the
said David Smyth in the presence of:
--------------------------------------
Witness Signature:
/s/James A. Valeo
                                                                           SEAL
-------------------------------------- -----------------------------------------
Address:1825 Research Way
Salt Lake City, UT  84119

                                       -----------------------------------------

Description: Attorney

================================================================================

================================================================================
SIGNED SEALED AND DELIVERED by Mike
Peirce as lawful attorney for the
said Dave Nelson in the presence of:
--------------------------------------
Witness Signature:
/s/James A. Valeo
                                                                           SEAL
-------------------------------------- -----------------------------------------
Address:1825 Research Way
Salt Lake City, UT  84119

                                       -----------------------------------------

Description: Attorney

================================================================================



================================================================================
SIGNED SEALED AND DELIVERED by Mike
Peirce as lawful attorney for the
said Alex Peirce in the presence of:
--------------------------------------
Witness Signature:
/s/ James A. Valeo
                                                                           SEAL
-------------------------------------- -----------------------------------------
Address:1825 Research Way
Salt Lake City, UT  84119

                                       -----------------------------------------

Description: Attorney

================================================================================



================================================================================
PRESENT when the common seal of Mentor
Capital, Ltd.  was affixed hereto:
--------------------------------------
Witness Signature:
/s/James A. Valeo                                                          SEAL
-------------------------------------- -----------------------------------------
Address:
1825 Research Way
Salt Lake City, UT  84119              /s/Michael Pierce, Director
                                       -----------------------------------------

Description: Attorney
================================================================================

================================================================================
Executed as a Deed By Gentner Communications Corporation

By: /s/Frances Flood
   -----------------------------
      Frances Flood, President

    /s/James A. Valeo
   -----------------------------
Witness

================================================================================









================================================================================
Executed as a Deed By Gentner Ventures, Inc.

By: /s/Frances Flood
   -------------------------------
      Frances Flood, President

    /s/James A. Valeo
   -------------------------------
Witness

================================================================================